ASSET PURCHASE AGREEMENT

by and among

Hani “Sam” Tadros, D.D.S.

and

Implant, General & Cosmetic Dentistry of Tampa Bay, P.A., a Florida corporation,

as Sellers

and

Sebring Management FL, LLC, a Florida limited liability company,

and

Alan D. Shoopak, D.M.D. Orthodontic Group, P.A., a Florida corporation,

as Buyers

Dated as of

December 27, 2013

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”), dated as of December 27, 2013, is entered into by and among Hani “Sam” Tadros, D.D.S. (“Dentist”), Implant, General & Cosmetic Dentistry of Tampa Bay, P.A., a Florida corporation (“IGCD,” and collectively with Dentist, “Sellers”) and Sebring Management FL, LLC, a Florida limited liability company (“SMFL”) and Alan D. Shoopak, D.M.D. Orthodontic Group, P.A., a Florida corporation (“OGPA,” and collectively with SMFL, “Buyers”).

BACKGROUND

Sellers operate an implant, general, and cosmetic dentistry practice (the “Practice”) at 1960 East Bay Dr., Largo, FL 33771-2218 (the “Office”).

SMFL is a management company that provides facilities, equipment, certain non-professional personnel and such management, administrative and business services as are necessary and appropriate for the day-to-day administration of the non-dental aspects of dental practices in Florida. As more specifically set forth in this Agreement, Sellers desire to sell to SMFL, and SMFL desires to purchase from Sellers, all of the furniture, fixtures, equipment, inventory, supplies and other assets of Sellers that do not constitute Professional Assets (as defined below) and are used or useful in the operation of the Practice.

OGPA is wholly-owned by licensed Florida dentists and engaged in the provision of orthodontic services to the general public in the state of Florida through individual licensed dental care providers who are employed or otherwise retained by OGPA. As more specifically set forth in this Agreement, Sellers desire to sell to OGPA and OGPA desires to purchase from Sellers all of the patient lists, patient records, patient charts, Practice names and other assets of Sellers that do not constitute Operating Assets (as defined below) and are used or useful in the operation of the Practice.

IGCD. has voluntarilly filed for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), commecing a case in the United States Court for the Middle District of Florida (the “Bankruptcy Court”), Case No 8:12-bk-19937-MGW (the “Chapter 11 Case”) and the Purchased Assets (as such term is defined herein) will be sold pursuant to that certain Amended and Restated Order Granting Motion to Approve Sale of Property dated December 18, 2013, issued by the Bankruptcy Court approving such sale (the “Sale Order”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I

Purchase and Sale

Section 1.01         Purchase and Sale of Professional Assets. Subject to the terms and conditions set forth herein, Sellers shall sell, assign, transfer, convey and deliver to OGPA, and OGPA shall purchase from Sellers, all of Sellers’ right, title and interest in and to the assets set forth below (the “Professional Assets”) free and clear of any and all mortgages, pledges, liens, charges, security interests, claims and other encumbrances (collectively, “Encumbrances”):

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(a)          all patient records, lists, charts and files (including, without limitation, all dental charts, clinical records, ledgers, x-rays, photographs, slides, lab models, financial and all insurance records and other patient information (in all forms and media)) for all patients of Sellers, the Practice, or both (collectively, the “Patient Records”);

(b)          all marketing, advertising, signage, and other promotional information and material (in all forms and media) including, without limitation, “Yellow Pages” advertisements, letterhead, logos, business cards and fee schedules;

(c)          all Intellectual Property (as defined in Section 3.11) and intangible property and confidential Practice information;

(d)          all rights, benefits and interests under the contracts and agreements for provision of dentistry or orthodontic services including without limitation, contracts with patients, third-party payors, dentists or other professionals and other contracts, agreements, commitments, understandings, purchase orders, documents and/or licenses and permits to which either of Sellers is a party or pursuant to which either of Sellers has any rights, in each case, that Sellers have agreed to assign and OGPA has expressly agreed to assume in writing (the “Assigned Professional Agreements”);

(e)          all amounts prepaid for services and Accounts Receivable (as defined in Section 3.10) of Sellers;

(f)          all assignable rights to all telephone lines, numbers, facsimile numbers, electronic mail addresses and passwords used, or under the control of Sellers, in connection with the Practice;

(g)          all other assets and properties used by, or useful in the operation of, the Practice (other than the Excluded Assets) that are not being sold by Sellers to, and purchased by, SMFL; and

(h)          all goodwill associated with the Practice, Sellers and their patients, employees, contractors and agents.

Section 1.02         Purchase and Sale of Operating Assets. Subject to the terms and conditions set forth herein, Sellers shall sell, assign, transfer, convey and deliver to SMFL, and SMFL shall purchase from Sellers, all of Sellers’ right, title and interest in and to the assets set forth below free and clear of any Encumbrance (the “Operating Assets” and collectively with the Professional Assets, the “Purchased Assets”):

(a)          All tangible assets, including, but not limited to, furniture, fixtures, equipment, instruments, tools, computer hardware and software, leasehold improvements and all other tangible personal property, and replacement items therefor, used or useful in the operation of the Practice (including, without limitation, all of the items described on Section 1.02(a) of the disclosure schedules attached hereto (the “Disclosure Schedules”)) (collectively, the “FF&E”);

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(b)          all inventories of Sellers, including, but not limited to, all dental and clinical supplies and instruments, pharmaceuticals, inventory, paper goods, raw materials, work-in-process, finished goods, demonstration equipment, parts, packaging materials and other products, materials, or accessories related thereto that are held at, or are on order or are in transit from or to, the locations at which the Practice is conducted or that are used, or held or on order for used by Sellers (collectively, the “Inventory”);

(c)          all of the contracts, leases, licenses, permits, consents and other agreements related to the Practice to which either of Sellers is a party, or pursuant to which either of Sellers has any rights, to the extent that the foregoing are set forth on Section 1.02(c) of the Disclosure Schedules and SMFL has expressly agreed to assume such in writing (the “Assigned Operating Agreements”);

(d)          all manufacturer and vendor warranties in connection with the Operating Assets; and

(e)          all business files, books and records, ledgers, and all other operating data and records relating to the Practice, including without limitation financial, accounting and credit records, correspondence, budgets, engineering, inspection and facility records and other similar documents and records (in all media and forms).

For avoidance of doubt, in no event do the parties intend for SMFL to acquire, and in no event shall SMFL acquire, any asset or right to the extent that a non-dentist is prohibited from acquiring or owning such asset or right under any applicable law, regulation or rule.

Section 1.03          Excluded Assets. Notwithstanding the foregoing, the Purchased Assets shall not include (i) any cash in bank accounts maintained by either of Sellers to the extent that such cash is not being held as an advance or as prepayment for services to be rendered at a later date and (ii) the building at 1960 East Bay Drive, Largo, Florida, (consisting of approximately 4200 rentable square feet) located at 1960 East Bay Dr., Largo, FL, and the land parcel on which such building is situated, owned by IGCD (collectively, the “Excluded Assets”). For avoidance of doubt, Excluded Assets shall only include cash that has been received by Sellers for services rendered prior to Closing and the real property referenced above.

Section 1.04         Assumption of Liabilities. Buyers shall not assume any liabilities or obligations of either of Sellers of any kind or otherwise related to the Practice or the Purchased Assets, whether known or unknown, contingent, matured or otherwise, whether currently existing or hereinafter created (all of which shall be referred to collectively as “Excluded Liabilities”). For avoidance of doubt, any amounts, refunds, credits, or other payments or offsets due to patients of Sellers that become patients of OGPA, any amounts payable to collection agencies attributable to services rendered prior to Closing, and any and all funds, payments and other consideration received by Sellers prior to Closing for treatment or other services not yet rendered remain obligations of Sellers and constitute Excluded Liabilities. Any such amounts which Buyers choose to pay or honor, in their sole and absolute discretion, shall be offset against the amounts due to Sellers under this Agreement or otherwise.

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Section 1.05         Purchase Price.

(a)          Purchase Price. The aggregate purchase price for the Purchased Assets shall be $617,000.00 (the “Purchase Price”), which shall consist of the following:

(i)          $361,406.27 for the Professional Assets (the “Purchase Price – Professional Assets”), which shall be payable by OGPA to IGCD at the Closing (as defined herein) in cash (the “Closing Cash”) by wire transfer of immediately available funds in accordance with the wire transfer instructions set forth in Section 1.05(a) of the Disclosure Schedules or as otherwise provided below.

The Closing Cash shall be paid as follows:

(A)	$50,000.00 deposit (the “Deposit”) which Sellers acknowledge has been paid to the Law Offices of Buddy D. Ford, P.A. IOTA subject to the terms of this Agreement. Upon Closing, the Deposit shall be applied to the payments, as Seller may require, set forth in subsections (B) and (C) below of this Section 1.05(a)(i). The Deposit shall be promptly refunded to Buyers, as Buyers may direct, upon the earlier of 1) disapproval by the Bankruptcy Court of the terms of this Agreement and the Closing as contemplated herein, or 2) IGCD’s inability to have a plan of reorganization confirmed by order of the Bankruptcy Court, in form and substance satifactory to the Buyers, or 3) December 31, 2013;

(B)	$100,000.00 to IGCD;

(C)	$100,000.00 to Hani “Sam” Tadros, D.D.S. as consideration for Hani “Sam” Tadros, D.D.S. entering into an Independent Contractor Professional Services Agreement with OGPA;

(D)	A promissory note payable by Buyer, in the principal sum of $100,000.00, bearing interest at the rate of 6.25% annually, and payable to Hani “Sam” Tadros, D.D.S payable in equal monthly installments each month for 12 months beginning one month after the Closing, substantially in the form of Exhibit A-1 to this Agreement (the “Professional Assets Promissory Note”); and

(E)	$61,406.27 for the full payment and satisfaction by SMFL of the amounts due as of the Closing Date (assuming all amounts due prior to Closing have been paid current by Sellers) with respect to that certain Promissory Note, dated February 3, 2009, by and between IGCD and Regions Bank, in the original principal amount of $408,638.00.

(ii)         $255,593.73 for the Operating Assets (the “Purchase Price – Operating Assets” and, collectively with the Purchase Price – Professional Assets, the “Purchase Price”) shall be payable by SMFL to IGCD at the Closing by delivery of a promissory note substantially in the form of Exhibit A-2 to this Agreement (the “Operating Assets Promissory Note,” and collectively with the Professional Assets Promissory Note, the “Promissory Notes”).

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(b)          Allocation of Purchase Price. Sellers and Buyers agree to allocate the Purchase Price among the Purchased Assets for all purposes (including tax and financial accounting) in accordance with Section 1.05(b) of the Disclosure Schedules. Buyers and Sellers shall file all tax returns (including amended returns and claims for refund) and information reports, including but not limited to IRS Form 8594, in a manner consistent with such allocation.

Sellers agree that Buyers may reallocate the payment of the purchase price between them provided that such reallocation, if any, will be internal as between the Buyers and will not affect Sellers.

Article II

Closing

Section 2.01         Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on or before December 27, 2013 (the “Closing Date”) at the offices of Buddy D. Ford, P.A., 115 N. MacDill Avenue, Tampa, FL 33609-1521, or at such other place and time as the parties may mutually agree (or remotely via electronic exchange of signed portable data format versions of this Agreement). The consummation of the transactions contemplated by this Agreement shall be deemed to be effective as of 12:01 a.m. on the Closing Date.

Section 2.02         Closing Deliverables.

(a)           At the Closing, Sellers shall deliver to Buyers the following:

(i)          a bill of sale for the Professional Assets in the form of Exhibit B hereto (the “Bill of Sale – Professional Assets”) and duly executed by Sellers, transferring the Professional Assets to OGPA;

(ii)         a bill of sale for the Operating Assets in the form of Exhibit C hereto (the “Bill of Sale – Operating Assets”) and duly executed by Sellers, transferring the Operating Assets to SMFL;

(iii)        an independent contractor agreement by and between Dentist and OGPA in the form of Exhibit D hereto, duly executed by Dentist (the “Independent Contractor Agreement”);

(iv)        a Patient Records Transfer Agreement, substantially in the form of Exhibit E hereto, duly executed by Sellers (the “Patient Records Transfer Agreement”);

(v)         a Lease for the Office in form and substance satisfactory to SMFL (the “Lease”) and duly executed by Sellers or an entity owned or controlled by Sellers, the material terms of which lease to provide that Buyer shall have a Ten (10) year lease with two Five (5) year options from Seller’s entity on the entire building at 1960 East Bay Drive, Largo, Florida 33771-2218 (with approximately 3,700 square feet of usable Dental space) for Six Thousand Dollars ($6,000.00) per month plus One Thousand Two Hundred Dollars ($1,200.00) per month as payment for or to offset a portion of the costs of real estate taxes, insurance, maintenance, and repairs. Additionally, SMFL shall pay for interior electricity and water. Sellers shall pay for exterior electricity and water for the Office;

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(vi)        an Assignment and Assumption of Telephone Numbers (the “Telephone Assignment and Assumption”) duly executed by Sellers;

(vii)       an Assignment and Assumption of the Assigned Operating Agreements in form and substance satisfactory to SMFL (the “Operating Agreement Assignment and Assumption”) and duly executed by Sellers;

(viii)      an Assignment and Assumption of the Assigned Professional Agreements in form and substance satisfactory to OGPA (the “Professional Agreement Assignment and Assumption”) and duly executed by Sellers;

(ix)         a Share Restriction Agreement by and between IGCD, Dentist, SMFL, OGPA and Sebring Software, Inc. (the “Share Restriction Agreement”) duly executed by Sellers;

(x)          copies of all consents, approvals, waivers and authorizations referred to in Section 3.03 of the Disclosure Schedules;

(xi)         a certificate of the Secretary (or equivalent officer) of IGCD certifying as to (A) the resolutions of the board of directors of Seller, duly adopted and in effect, which authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and (B) the names and signatures of the officers of IGCD authorized to sign this Agreement and the documents to be delivered hereunder;

(xii)        an executed copy of the Sale Order and any other documents evidencing the Seller’s compliance with the order of the Bankruptcy Court as the Buyers may reasonably request;

(xiii)       an Intercreditor Agreement, duly executed by IGCD in favor of Midmarket Capital Partners, LLC, a Delaware limited liability company;

(xiv)      such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to this Agreement.

(b)          At the Closing, Buyers shall deliver to Sellers the following:

(i)          the Closing Cash due from OGPA to Sellers;

(ii)         the Professional Assets Promissory Note duly executed by OGPA;

(iii)        the Independent Contractor Agreement duly executed by OGPA;

(iv)        the Patient Records Transfer Agreement duly executed by OGPA;

(v)         the Lease for the Office, duly executed by SMFL;

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(vi)        the Share Restriction Agreement, duly executed by SMFL, OGPA and Sebring;

(vii)       the Telephone Assignment and Assumption duly executed by SMFL;

(viii)      the Operating Agreement Assignment and Assumption duly executed by SMFL;

(ix)         the Professional Agreement Assignment and Assumption duly executed by OGPA;

(x)          a certificate of the Secretary of OGPA certifying as to (A) the resolutions of the board of directors of OGPA, duly adopted and in effect, which authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and (B) the names and signatures of the officers of OGPA authorized to sign this Agreement and the documents to be delivered hereunder;

(xi)         a certificate of the Manager of SMFL certifying as to (A) the resolutions of the manager of SMFL, duly adopted and in effect, which authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and (B) the name and signature of the manager of SMFL authorized to sign this Agreement and the documents to be delivered hereunder; and

(xii)         the Operating Assets Promissory Note duly executed by SMFL.

Article III

Representations and Warranties of Seller

Sellers hereby, jointly and severally, represent and warrant to Buyers that the statements contained in this Article III are true and correct as of the date hereof. For purposes of this Article III, “Sellers’ knowledge,” “knowledge of Sellers” and any similar phrases shall mean the actual or constructive knowledge of Dentist and any director or officer of IGCD, after due inquiry.

Section 3.01         Organization and Authority of Seller; Enforceability. IGCD is a corporation duly organized, validly existing and in good standing under the laws of the state of Florida, that being the only jurisdiction in which the conduct of IGCD’s business, the ownership or lease of its properties, the proposed conduct of its business or ownership or lease of its properties, or the transactions contemplated by this Agreement, require it to be so qualified or licensed. IGCD has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. . The execution, delivery and performance by Sellers of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Sellers. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Sellers, and (assuming due authorization, execution and delivery by Buyers) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms.

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Section 3.02         Capital Stock. All of the issued and outstanding capital stock of IGCD is issued to Dentist. Dentist holds of record and owns beneficially all of the common stock and other equity interests, if any, of IGCD.

Section 3.03         No Conflicts; Consents. The execution, delivery and performance by Sellers of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of IGCD; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Sellers or the Purchased Assets, including without limitation, any judgment, rule, decree or order issued by the Bankruptcy Court in connection with the Chapter 11 Case or otherwise; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which either Seller is a party or to which any of the Purchased Assets are subject; or (d) result in the creation or imposition of any Encumbrance on any of the Purchased Assets. Except as set forth in Section 3.03 of the Disclosure Schedules, no consent, approval, waiver or authorization is required to be obtained by Sellers from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Sellers of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.04         Financial Statements. Sellers have delivered to Buyers copies of various financial statements and other financial information of Sellers relating to IGCD and the Practice (collectively, the “Financial Information”). All of the Financial Information is true, correct and complete, has been prepared on a consistent basis using consistent accounting policies and fairly and accurately presents the performance and financial condition of the Practice as of the dates and for the periods specified therein.

Section 3.05         Absence of Undisclosed Liabilities. Neither of Sellers has any liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise (“Liabilities”), related to IGCD, the Practice or the Purchased Assets, except those specifically set forth in Section 3.05 of the Disclosure Schedules. Neither of the Sellers is aware of any basis upon which any such Liability may be asserted against either of Sellers, or that could be imposed upon Buyers, the Practice or the Purchased Assets.

Section 3.06         Title to Purchased Assets. Sellers are the sole and exclusive legal and equitable owners of all right, title, and interest in and have good and marketable title to all of the Purchased Assets. At Closing, Sellers will deliver good and valid title to the Purchased Assets, free and clear of all Encumbrances. None of the Purchased Assets are subject to: (a) any title defect or objection; (b) any security interest, mortgage, pledge, lien, charge, or encumbrance of any kind or character, direct or indirect, whether accrued, absolute, contingent, or otherwise; (c) any royalty or commission arrangement; or (d) any claim, covenant, or restriction. This Agreement, together with the other documents and agreements to be delivered at Closing, as more specifically set forth in Article II, are sufficient to transfer, convey and vest all of Sellers’ right, title and interest in and to the Practice and the Purchased Assets in Buyers. Sellers have not granted, and no person or entity other than Sellers has, any option, warrant other interest in, or right to acquire any such interest in, any of the Purchased Assets.

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Section 3.07         Condition of Assets. The FF&E is structurally sound, is in good operating condition and repair and is adequate for the uses to which each component thereof is being put, and none of the FF&E in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature and do not exceed an aggregate cost of $250. The Purchased Assets constitute all of the rights, property and assets used and otherwise necessary to conduct the Practice as currently conducted.

Section 3.08         Inventory. The Inventory consists of a quality and quantity usable and salable in the ordinary course of the operation of the Practice. All such Inventory is owned by IGCD free and clear of all Encumbrances.

Section 3.09         Practice Contracts.

(a)          Section 3.09(a) of the Disclosure Schedules lists all contacts, agreements, understandings, commitments and other legally binding arrangements, whether oral or written, with regard to the following:

(i)          dental provider, insurance, PPO, DHMO and other payment and reimbursement agreements to which the Sellers or the Practice are subject or bound (collectively, the “Payor Contracts”); and

(ii)         any other matter relating to IGCD, the Practice or the Purchased Assets (other than the Payor Contracts) to which either of the Sellers or the Practice are parties or subject or bound (collectively, the “Non-Payor Contracts” and collectively with the Payor Contracts, the “Practice Contracts”).

(b)          Each Payor Contract and each Practice Contract is valid and binding on Sellers, as applicable, in accordance with its terms and is in full force and effect. Neither of Sellers, nor any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Payor Contract or Practice Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Payor Contract or Practice Contract or result in a termination thereof. Complete and correct copies of each Payor Contract and each Practice Contract (including all modifications, amendments and supplements thereto and waivers thereunder) and a written summary of all oral Practice Contracts have been provided to Buyers. There are no disputes pending or threatened under any Payor Contract or Practice Contract. To the knowledge of Sellers, there exists no fact or circumstance that could result in (i) the cancellation or non-renewal of any Payor Contract; or (ii) any retroactive adjustment by any payor under any Payor Agreement.

(c)          Neither of Sellers is a party or subject to any agreement, covenant, or instrument that restricts either of their ability to conduct any business activities related to the Practice or restricts Dentist’s ability to practice dentistry.

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Section 3.10         Accounts Receivable / Wages Owed to Employees. Section 3.10 of the Disclosure Schedules sets forth the accounts receivable of Sellers as of the Closing Date (the “Accounts Receivable”) and the wages owed by Sellers to employees (the “Wages Owed to Employees”). For purposes of this Agreement, Accounts Receivable shall include any and all amounts invoiced by Sellers to any patient prior to Closing, which invoice remains outstanding and unpaid following Closing, and all amounts not yet received by Sellers for services rendered to patients prior to Closing, whether or not such amounts have been invoiced as of the Closing Date. The Accounts Receivable (a) have arisen from bona fide transactions entered into by Sellers involving the sale of goods or the rendering of services in the ordinary course of business consistent with past practice; (b) constitute only valid, undisputed claims of Sellers not subject to claims of set-off or other defenses or counterclaims; and (c) are collectible in full within 90 days after billing.

Buyers, shall pay all Wages Owed to Employees (including withholdings), provided however that at Closing Sellers are not delinquent in payment of wages and withholdings on wages. SMFL’s obligation to pay Wages Owed to Employees (including withholdings) shall be limited to 120% of the amount of any pre-closing Accounts Receivables.

Section 3.11         Intellectual Property.

(a)          “Intellectual Property” means any and all of the following in any jurisdiction: (i) Practice names (including “Solutionz”, and “Medical Cosmetics Laser Institute”), fictitious names, trademarks and service marks, including all applications and registrations and the goodwill connected with the use of and symbolized by the foregoing; (ii) copyrights, including all applications and registrations related to the foregoing; (iii) trade secrets, operating and Practice procedures and processes, and confidential Practice information and know-how; (iv) patents and patent applications; (v) internet domain name registrations (including www.mysolutionz.com); and (vi) other intellectual property and related proprietary rights, interests and protections (including all rights to sue and recover and retain damages, costs and attorneys’ fees for past, present and future infringement and any other rights relating to any of the foregoing).

(b)          IGCD owns or has adequate, valid and enforceable rights to use all the Intellectual Property used by IGCD or useful in the operation of the Practice (collectively, the “Purchased IP”), free and clear of all Encumbrances. Sellers are not bound by any outstanding judgment, injunction, order or decree restricting the use of the Purchased IP, or restricting the licensing thereof to any person or entity.

Section 3.12         Suppliers. Section 3.12 of the Disclosure Schedules sets forth each supplier to whom Sellers have paid consideration for goods or services rendered in an amount greater than or equal to $5,000.00 for each of the two most recent calendar years (collectively, the “Material Suppliers”) and the amount of purchases from each Material Supplier during such periods. Neither of Sellers has received any notice, and has no reason to believe, that any of its Material Suppliers has ceased, or intends to cease, to supply goods or services to IGCD or the Practice or to otherwise terminate or materially reduce its relationship with the Sellers.

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Section 3.13         Insurance. Section 3.13(a) of the Disclosure Schedules sets forth a true and complete list of all current policies or binders of professional liability, fire, general liability, umbrella liability, real and personal property, workers’ compensation, vehicular, directors’ and officers’ liability and other casualty and property insurance maintained by Sellers and relating to the assets, practices, business, operations, dentists, hygienists, employees, officers and directors of IGCD (collectively, the “Insurance Policies”) and true and complete copies of such Insurance Policies have been provided to Buyers. Such Insurance Policies are in full force and effect as of the Closing Date. Neither of Sellers has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. Except as set forth on Section 3.13(b) of the Disclosure Schedules, no claims have been made under such policies within the five year period ending on the Closing Date.

Section 3.14         Compliance With Laws. Sellers have complied, and are now complying, with all federal, state and local laws and regulations applicable to ownership of IGCD, operation of the Practice, ownership and use of the Purchased Assets, and otherwise related to or affecting any of the foregoing (including but not limited to all billing and third party payor related matters). Neither Sellers nor the Practice are subject or bound by any injunction, order or decree of any court or governmental or administrative agency, nor are the Sellers or the Practice in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality relating to the Practice or the Purchased Assets.

Section 3.15         Bankruptcy Court Approvals. The Sellers have received approval from the Bankruptcy Court to sell the Purchased Assets to the Buyers pursuant to the Sale Order attached hereto as Exhibit E, which, among other things, (i) authorizes Sellers to sell, transfer and assign the Purchased Assets to Buyer, pursuant to this Agreement and applicable sections of Bankruptcy Code, free and clear of liens, claims, interests, encumbrances and security interests of any nature or kind, and (ii) determines that Buyer is a good faith purchaser and that the Buyer has acted in good faith, is a bona fide purchaser for value, the Purchase Price is fair and reasonable, and the sale of the Purchased Assets is free and clear of all liens, claims, interests, and encumbrances.

Section 3.16         Permits. Section 3.16 of the Disclosure Schedules lists all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained from governmental authorities necessary or otherwise used to operate the Practice (the “Permits”). The Permits are valid and in full force and effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full. At all times, Sellers have been in full compliance with the Permits. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit.

Section 3.17         Legal Proceedings. Except as set forth on Section 3.17 of the Disclosure Schedules (the “Pending Actions”), there is no claim, action, suit, proceeding or governmental investigation (“Action”) of any nature pending or, to Sellers’ knowledge, threatened against or by Sellers (a) relating to or affecting the Purchased Assets or the Practice; or (b) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To Sellers’ knowledge, no event has occurred and no circumstances exist that may give rise to, or serve as a basis for, any such Action. Neither of Sellers has or has had any liability arising out of any injury to any person as a result of any dental or other services performed by, any product provided or sold by, or any direct or indirect act or omission, of either of the Sellers, the Practice or any of the Sellers’ employees or independent contractors on or prior to the Closing Date. To the best knowledge of Sellers’ no event has occurred and no circumstances exist that may give rise to, or serve as a basis for, an Action seeking to impose such liability.

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Section 3.18         Healthcare Compliance.

(a)          All activities of the Sellers, the Practice and their respective employees, independent contractors, officers, directors, shareholders, members and managers have been at all times, and are currently being, conducted in compliance in all material respects with all laws, rules and regulations, including but not limited to (i) Health Insurance Portability and Accountability Act of 1996, as amended, and its implementing regulations (collectively, “HIPAA”), other health information privacy laws and consumer protection laws; (ii) laws pertaining to billing, kickbacks, fee splitting, false claims, self-referral, claims processing, marketing, HIPAA security standards for the storage, maintenance, transmission, utilization and access to and privacy of patient information, and HIPAA and state standards for electronic transactions and data code sets, and health care provider licensing, as well as corporate practice of dentistry and corporate practice of medicine provisions; and (iii) laws relating to the licensure, certification, qualification or authority to transact business relating to the provision of, or payment for, or both the provision of and payment for, dental and health benefits, health care or insurance coverage, including ERISA, COBRA, HIPAA, Medicare, Medicaid, CHAMPUS/TriCare, and laws relating to the regulation of fraud and abuse, false claims and patient referrals (collectively, “Healthcare Laws”).

(b)          Sellers have not received any notice alleging a material violation of any Healthcare Law in the conduct of the Practice. None of the Sellers or their respective employees, independent contractors, officers, directors, or managers have received any written notice indicating that its qualification as a participating provider in any government program may be terminated or withdrawn, and, to Sellers’ knowledge, no facts or circumstances exist that would give rise to the termination or withdrawal of any such qualification.

(c)          None of the Sellers or their respective employees, independent contractors, officers, directors, and managers is excluded, suspended or debarred from participation or, to Sellers’ knowledge, is otherwise ineligible to participate in any federal or individual state health care program, including, but not limited to the federal health care programs defined in 42 U.S.C. § 1320a-7b(f). Sellers have performed background and licensure checks substantially limited to malpractice history searches, state licensing board confirmation, and searches of certain other relevant medical databases, on employees of Sellers (including, without limitation, all dentists, dental hygienists and other dental professionals whether as an employee or independent contractor of Sellers).

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Section 3.19         Inspection and Investigations. (a) No right of Sellers, nor the right of any licensed professional or other individual employed by or under contract with Sellers to receive reimbursements pursuant to any government program or private non-governmental program under which any Sellers directly or indirectly receives payments (“Payor Programs”) related to the Practice has been terminated or otherwise adversely affected as a result of any investigation or action whether by any federal or state government regulatory authority or other third party; (b) none of the Practice or Sellers has, during the past Five (5) years, been the subject of any inspection, investigation, survey, audit, monitoring or other form of review by any governmental regulatory entity, trade association, professional review organization, accrediting organization or certifying agency based upon any alleged improper activity nor have Sellers received any notice of deficiency during the past Five (5) years in connection with the operations of the Practice; and (c) there are not presently any outstanding deficiencies or work orders, related to the Practice of any governmental authority having jurisdiction over Sellers or the Practice or requiring conformity to any applicable agreements, statute, regulation, ordinance or bylaw, including but not limited to, the Payor Programs. Sellers have completed and fully satisfied all remedial action, if any, and paid all fines or penalties, if any, in connection with such investigations, audits or reviews.

Section 3.20         Medicare and Medicaid. Sellers and the Practice are in compliance with all laws, rules and regulations of Medicare, Medicaid and other governmental health care programs, and have filed all claims and other forms in the manner prescribed by such laws, rules and regulations. To the knowledge of Sellers there is no basis for any material claim or request for recoupment or reimbursement from Sellers by, or for reimbursement by Sellers of, any federal or state agency or instrumentality or other provider reimbursement entities. No deficiency (either individual or in the aggregate) in any such claims, returns, invoices, cost reports and other filings, including claims for overpayments or deficiencies for late filings, has been asserted or, to the knowledge of Sellers threatened by any federal or state agency or instrumentality or other provider reimbursement entities and, to the knowledge of Sellers there is no reasonable basis for any claims or requests for reimbursement.

Section 3.21         Patient Records. All of the Patient Records (in all forms and media) are true, correct, and complete and are prepared and maintained in compliance with all applicable laws and regulations, including but not limited to all Healthcare Laws. Neither of Sellers has any knowledge that any patients of Sellers or the Practice, will, or intends to discontinue utilizing the dental services provided by Sellers or the Practice or that any of them will not utilize the dental services provided by OGPA, Dentist or the Practice following the Closing. All of the dental services performed by Sellers and their employees and independent contractors prior to the Closing have been provided in compliance with all applicable laws, regulations and professional standards.

Section 3.22         Taxes.

(a)          All Tax Returns required to be filed on or before the Closing Date by the Sellers have been, or will be, timely filed. Such Tax Returns are, or will be, true, complete and correct in all respects. All Taxes due and owing by the Sellers (whether or not shown on any Tax Return) have been, or will be, timely paid.

(b)          Sellers have provided to Buyers correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed or agreed to by either of the Sellers for the 2010, 2011 and 2012 calendar years.

(c)          The Sellers, as applicable have withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, member or other party, and complied with all information reporting and backup withholding provisions of applicable Law with the exception of approximately $25,229.97 owed on FICA and FUTA taxes owed for 2012 and 2013. These taxes will be paid by Sellers as part of the settlement of the Chapter 11 Case and Buyers assume no liability for any such taxes.

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(d)          No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Sellers.

(e)          Neither of the Sellers has been the subject of an examination or audit by a governmental authority in the Five (5) year period ending on the Closing Date.

(f)          For purposes of this Agreement, “Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties; and “Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

Section 3.23         Employment Matters.

(a)          Section 3.23(a) of the Disclosure Schedules contains a list of all persons who are or are expected to be employees, independent contractors or consultants of the Sellers as of the Closing Date, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full or part time); (iii) hire date; (iv) current annual base compensation rate; (v) commission, bonus or other incentive-based compensation; and (vi) a description of the fringe benefits provided to each such individual as of the Closing Date. As of the Closing Date, all compensation, including wages, commissions and bonuses, payable to employees, independent contractors or consultants of the Sellers for services performed on or prior to the Closing Date have been paid in full and there are no outstanding agreements, understandings or commitments of the Sellers with respect to any compensation, commissions or bonuses.

(b)          The Sellers are and have been in compliance with all applicable laws, rules and regulations pertaining to employment and employment practices, including all laws, rules and regulations relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence and unemployment insurance (including, without limitation, those regulations promulgated by the Equal Employment Opportunity Commission (the “EEOC”) and the Occupational Safety and Health Administration (“OSHA”)). All individuals characterized and treated by the Sellers as independent contractors or consultants are properly treated as independent contractors under all applicable laws, rules and regulations. All employees classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws are properly classified in all material respects.

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(c)          There are no employee or employment-related claims pending, nor to the knowledge of the Sellers are there any claims threatened, by any employee or former employee of Sellers nor has any Seller received any written notice regarding workers compensation, EEOC or OSHA Claims.

Section 3.24         Employee Benefit Matters.

(a)          Section 3.24(a) of the Disclosure Schedules contains a true and complete list of each pension, benefit, retirement, compensation, profit-sharing, deferred compensation, incentive, performance award, phantom equity or other equity, change in control, retention, severance, vacation, paid time off, fringe-benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not tax-qualified and whether or not subject to ERISA, which is or has been maintained, sponsored, contributed to, or required to be contributed to by the Sellers for the benefit of any current or former employee, officer, manager, retiree, independent contractor or consultant of Sellers or any spouse or dependent of such individual, or under which the Sellers have or may have any liability, or with respect to which Buyers or any of their Affiliates (as defined below) would reasonably be expected to have any liability, contingent or otherwise (as listed on Section 3.24(a) of the Disclosure Schedules, each, a “Benefit Plan”).

(b)          Each Benefit Plan has been operated in accordance with the terms and conditions of such Benefit Plan and all applicable laws, rules and regulations, including to the extent applicable, Section 409A of the Internal Revenue Code of 1986, as amended.

Section 3.25         Environmental Matters.

(a)          Sellers are currently and have been in compliance with all Environmental Laws (as defined below), rules and regulations, including but not limited to any laws, rules or regulations affecting the Practice, the Purchased Assets and the Office. Sellers have not received any notice of a violation concerning their actions or omissions or any notice concerning the condition of or other matter affecting the Practice or the Office, nor do Sellers have any reason to believe that any event or circumstance exists or has occurred that, with the passage of time, would constitute a violation, of any such law, rule or regulation. To the Sellers’ knowledge, as of the Closing Date, there is no condition, event or circumstance concerning the release or regulation of Hazardous Materials (as defined below) that might, after the Closing Date, prevent, impede or materially increase the costs associated with the ownership, lease, operation, performance or use of the Office, the Practice or the Purchased Assets as currently carried out.

(b)          Sellers have not treated, stored, disposed of, released or transported, or permitted or authorized the treatment, storage, disposal, release or transportation of, any Hazardous Material in a manner which would give rise to any liability under any Environmental Law.

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(c)          For purposes of this Agreement, “Environmental Law” means any applicable law, rule, regulation or ordinance, governmental order or binding agreement with any governmental authority, entity or agency: (i) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (ii) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials (as defined below). The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq. “Hazardous Materials” means (y) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (z) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.

Section 3.26         Office Leases. Sellers are currently in compliance with all terms and conditions of the real property lease (the “Real Property Lease”) related to the Office, and the landlord thereunder does not have any claim of lien or otherwise with regard to the Purchased Assets. There are no defects in the property that is the subject of the Real Property Lease.

Section 3.29         Books and Records. The minute books of IGCD have been provided to Buyer, are complete and correct and have been maintained in accordance with sound business practices. The minute books of IGCD contain accurate and complete records of all meetings, and actions taken by written consent of, the shareholders and directors.

Section 3.30         Powers of Attorney. There are no outstanding powers of attorney executed on behalf of Sellers.

Section 3.31         Brokers. The only broker involved in this transaction is Doctor's Choice Companies, Inc., which will be paid a fee by the Sellers at Closing pursuant to separate agreement. No other broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Sellers.

Section 3.32         Regular Course. During the six (6) month period prior to the Closing Date, Sellers’ have operated the Practice diligently and in good faith and in the ordinary and usual course, consistent with past practices, and have not altered the rate or basis of compensation of any of Sellers’ employees or consultants, except in the ordinary and usual course of business. In particular, except as contemplated or permitted by this Agreement, during the six (6) month period prior to the Closing Date:

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(a)          Sellers have not mortgaged, pledged or subjected to any material lien any portion of the Purchased Assets;

(b)          Sellers have not sold, assigned or transferred any portion of its tangible assets or any intellectual property with respect to the Practice;

(c)          IGCD has not issued, sold or transferred any of IGCD’s capital stock or other equity securities convertible into IGCD’s capital stock or other equity securities or warrants, options or other rights to acquire the IGCD’s capital stock or other equity securities, or other bonds or debt securities;

(d)          Sellers have not made any material capital expenditures or commitments therefor; with respect to the Practice; and

(e)          Other than the Chapter 11 Case, there has not occurred any change or event that has resulted in, or would reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities, properties, business or prospects of the Practice or the Purchased Assets.

Section 3.33         Full Disclosure. No representation or warranty by Sellers in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to Buyers pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

Article IV

Representations and Warranties of Buyers

Buyers represent and warrant to Seller that the statements contained in this Article IV are true and correct as of the date hereof. For purposes of this Article IV, “Buyers’ knowledge,” “knowledge of Buyers” and any similar phrases shall mean the actual or constructive knowledge of any director or officer of Buyer, after due inquiry.

Section 4.01         Organization and Authority of Buyers; Enforceability. OGPA is a corporation duly organized, validly existing and in good standing under the laws of the state of Florida. SMFL is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Florida. Each Buyer has full power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by each Buyer of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite entity action on the part of Buyers. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyers, and (assuming due authorization, execution and delivery by Sellers) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Buyers enforceable against Buyers in accordance with their respective terms.

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Section 4.02         No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the organizational documents of Buyers; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyers. No consent, approval, waiver or authorization is required to be obtained by Buyers from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Buyers of this Agreement and the consummation of the transactions contemplated hereby.

Section 4.03         Legal Proceedings. There is no Action of any nature pending or, to Buyers’ knowledge, threatened against or by either Buyer that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To Buyers’ knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Article V

Covenants

Section 5.01         Public Announcements; Confidentiality. Unless otherwise required by applicable law, explicitly including the Chapter 11 Case, or stock exchange requirements, neither party shall make any public announcements regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed). Sellers hereby agree to maintain the confidentiality of all proprietary and other non-public information regarding the Practice, the Purchased Assets and the Buyers, including, without limitation, (a) financial, business, operational, marketing, patient and other information (including without limitation, all documents, files, records, processes, systems, methods, techniques, research, plans, opportunities, know-how, trade secrets, Intellectual Property, assets, liabilities, agreements, licenses, employees, contractors, agents, equipment, facilities and vendors), (b) all information relating thereto which is confidential or proprietary in nature or not generally known to others and (c) any other documents, materials or information designated or marked as being confidential or proprietary. Each party may, however, disclose any such confidential information required to file tax returns and as required by law or in connection with litigation or arbitration arising among the parties, subject to any applicable protective order.

Section 5.02         Noncompetition.

(a)          For a period beginning on the Closing Date and ending on the later of the third anniversary of the Closing Date or one year following the termination of Dentist’s independent contractor relationship with OGPA (the “Restricted Period”), Sellers shall not, directly or indirectly, (i) engage in or assist others in engaging in the practice of dentistry, orthodontics or the provision non-dental administrative services or other business management services to dental practices, whether general dentistry or specialized dentistry (collectively, the “Restricted Business”), within a geographic area consisting of a five mile radius of either of the Offices (or any replacement location provided that the replacement location shall be within a three mile radius of the Office location it is replacing) (the “Restricted Territory”); (ii) have an interest in any person, entity or trust or other organization, that engages directly or indirectly in the Restricted Business in the Restricted Territory in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee or consultant; or (iii) intentionally interfere in any material respect with the business relationships (whether formed prior to or after the date of this Agreement) between the Buyers and (A) any vendor or payor of Buyers or (B) any other dental practice, dentist or hygienist with which either Buyer conducts business or intends to conduct business following Closing under a business management services agreement or otherwise. Notwithstanding the foregoing, Sellers may own, directly or indirectly, solely as an investment, securities of any entity traded on any national securities exchange if neither Seller is a controlling person of, or a member of a group which controls, such entity and does not, directly or indirectly, own 1% or more of any class of securities of such entity.

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(b)          During the Restricted Period, Sellers shall not, and shall not permit any of their Affiliates to, directly or indirectly, hire, engage, contract with, or solicit any employee or independent contractor of either of Buyers or encourage any such employee or independent contractor to leave such employment or engagement or hire any such employee who has left such employment or contract with any such independent contractor who has terminated its relationship with either of Buyers within a period of twelve months from the time in question. Sellers shall not, and shall not permit any of their Affiliates, directly or indirectly, to solicit or hire any employee or independent contractor of any dental practice with which either Buyer has a contractual arrangement.

(c)          During the Restricted Period, Sellers shall not, and shall not permit any of their Affiliates to, directly or indirectly, solicit or entice for treatment, or attempt to solicit or entice for treatment, any patient of OGPA or any of its Affiliates or any other dental practice or dentist with which either Buyer has a contractual relationship. For purposes of this Section 5.02, the term “patient” shall mean any person who has utilized (i) any dental service provided by any employee or independent contractor of either of Sellers (including Dentist) or any of Sellers’ Affiliates; or (ii) any dental service provided by any employee or independent contractor of OGPA or any Affiliate of OGPA within a period of twelve (12) months from the time in question.

(d)          Sellers acknowledge that a breach or threatened breach of this Section 5.02 would give rise to irreparable harm to Buyers, for which monetary damages would not be an adequate remedy, and hereby agree that in the event of a breach or a threatened breach by either of Sellers (or any of Sellers’ Affiliates) of any such covenants and obligations, Buyers shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond). Notwithstanding any allocation of any portion of the Purchase Price to the non-competition agreements set forth in this Agreement, the parties acknowledge and agree that such allocation is not representative of, and has no relation to, the damages that Buyers would incur as a result of the breach of this Agreement by Sellers.

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(e)          Sellers acknowledge that the restrictions contained in this Section 5.02 are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyers to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 5.02 should ever be adjudicated to exceed the time, geographic, service, or other limitations permitted by applicable law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, service, or other limitations permitted by applicable Law. The covenants contained in this Section 5.02 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

(f)          For purposes of this Agreement, an “Affiliate” of a person or entity means any other person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person or entity. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

Section 5.03         Professional Services Agreement:

(a)           Dentist will enter into a Professional Services Agreement with Buyer on terms and conditions mutually acceptable to both parties. The general material terms of such Professional Services Agreement will provide as follows:

(i)          Term:   An initial term of no less than three years, with an automatic renewal for two years.

(ii)         Compensation: Compensation will be thirty percent (30%) of the gross collected production to be paid every two weeks in accordance with OGPA’s normal pay schedule. For the avoidance of doubt, the gross collected production shall not include the payment of supplies and lab fees, as it is the intention of the parties that said costs and expenses be paid by OGPA.

(iii)         Number Of Working Days: The number of Dentist’s working days will be a minimum average of Four (4) days per week.

(iv)        Additional Compensation: In addition to the compensation set forth above, Dentist will receive stock of Sebring Software, Inc., in an amount equal to a value of five per cent (5%) of collected revenue from revenues collected for work done at the Practice in specialties (not including Orthodontics) other than those historically practiced by Dentist, for overseeing, assisting and coordinating such work. Such stock will be transferred annually within 30 days after the close of the fiscal year.

(b)          In addition to the compensation set forth above, for as long as Dentist employed by Buyers, the Dentist will be reimbursed a sum equal to ½ of his annual Malpractice Insurance premium, up to a maximum of $2000/year.

Section 5.04         Prorations. All expenses for public utilities, telephone services and similar continuing expense obligations that are being transferred to and expressly assumed by Buyers shall be prorated between Sellers and Buyers as of the Closing Date.

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Section 5.05         Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the documents to be delivered hereunder shall be borne and paid by Sellers when due. Sellers shall, at their own expense, timely file any tax return or other document with respect to such taxes or fees (and Buyers shall cooperate with respect thereto as necessary).

Section 5.06         Professional Liability Insurance. Sellers shall, at their sole cost and expense, except for reimbursement as provided herein, for the period stated in any applicable statute of limitation which may be applicable to the Practice or either of the Sellers or any of their employees, independent contractors or affiliates, maintain in full force and effect professional liability insurance (or purchase a tail insurance policy) with limits of at least $1 million per occurrence/$3 million in the aggregate covering Sellers thereunder for all acts and omissions of Sellers and Sellers’ respective employees and independent contractors in connection with the conduct of the Practice prior to Closing and covering Sellers as health care providers qualified under the Florida Medical Malpractice Act.

Section 5.07         Name and billing. The parties agree that, for a period beginning on the Closing Date and ending on the later of one year following the Closing Date or one year after the last day Dentist is employed by, or engaged as an independent contractor with OGPA (or any Affiliate of OGPA), Buyers shall be entitled to use and advertise Dentist’s name (including, without limitation, on the sign of OGPA’s offices, Yellow Pages and other advertising, and insurance and other reimbursement programs) in connection with the operation of OGPA’s offices (Dentist hereby agrees that Buyers may use Dentist’s name in the Yellow Pages (or other media) during the foregoing period but such advertisements and promotional materials may be in print indefinitely after its publication). Sellers hereby authorize Buyers to use Sellers’ billing numbers, insurance provider numbers and other numbers and coding information useful in the operation of Practice for a period of up to one (1) year following the Closing Date.

Section 5.08         Employees.

(a)           At or prior to the Closing, Sellers shall set forth on Section 5.08 of the Disclosure Schedules, all amounts accrued, due or payable as of Closing to all of Sellers’ employees and independent contractors as or for compensation, benefits, vested paid time off, severance pay or otherwise (collectively, the “Accrued Compensation”). The Sellers acknowledge and agree that Buyers shall not be liable for or obligated to pay any such amounts whatsoever to any current or former employees or independent contractors of the Sellers (including, without limitation, any amounts payable under COBRA) and that any and all such liabilities and obligations constitute Excluded Liabilities hereunder for which neither Buyer shall have any responsibility or obligation. At or prior to Closing, Sellers shall directly pay such Accrued Compensation as of Closing to the parties to which such amounts are due.

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(b)          As of the Closing Date, Sellers shall have terminated, and hereby represent and warrant to Buyers that Sellers have terminated, all of their employees and contractors associated with Sellers or the Practice. Although Buyers intend to hire one or more of Sellers’ employees after the Closing, it is understood that Buyers shall determine, in their sole and absolute discretion, those employees of the Sellers to whom Buyer will offer new employment or independent contractor relationships and the terms of any such employment or independent contractor relationship. The Sellers covenant and agree to use their best efforts to persuade all of their employees and independent contractors whom OGPA or SMFL desires to employ or engage immediately after the Closing. The parties acknowledge and agree that if Buyers do not hire any employees or independent contractors of Sellers, then Buyers will not be responsible for or to any such employees or independent contractors of Seller.

Section 5.09         Insurance.          The parties hereto acknowledge that the approval of the assignment of the insurance reimbursement contracts, if permitted under such contracts and by applicable law, by Sellers to Buyers may take up to one (1) year or more after Closing. Sellers and Buyers agree to use their reasonable efforts to complete said assignments and further agree to execute any and all documents necessary to obtain the approval of all insurance companies utilized by Sellers. Sellers and Buyers agree that any and all monies collected from any insurance companies and any other third party payor following the Closing and attributable to services rendered following the Closing, shall be the sole property of OGPA. Sellers agree to immediately endorse and deliver to OGPA any such payments received.

Section 5.10          Warranty of FF&E. In addition to and without limiting the representations, warranties and obligations of Sellers pursuant to this Agreement, for a period of sixty (60) days after the Closing Date, the Sellers shall be responsible for and shall promptly pay the full cost of all repairs to all items of FF&E that are reasonably required to cause such item(s) to function properly for the purpose and in the manner intended by the manufacturer of such item(s) (as determined by a service technician mutually selected by the Sellers and Buyers) or, if such item(s) cannot reasonably be repaired (as determined by a service technician mutually selected by the Sellers and Buyers), then Sellers shall be responsible for and shall promptly pay the full cost to replace such item(s).

Section 5.11         Books and Records. Sellers shall have the right to retain, subsequent to the Closing, Sellers’ books of account, checkbooks, canceled checks, bills and vouchers in support thereof, minute book and stock transfer book, if applicable, and all records relating to taxes and Excluded Liabilities. All records, other than the above, which pertain to the Purchased Assets or the ongoing business and practice conducted with the Purchased Assets, and assumed liabilities, if any, assumed by Buyers shall remain with Buyers. The party retaining the original of any record shall afford the other party the opportunity to copy such records at the requesting party’s expense.

Section 5.12         Further Assurances and Transition. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the documents to be delivered hereunder. Further, Sellers shall provide Buyers with any and all operational and Practice transition assistance (without charge) reasonably requested to effectuate the transactions contemplated hereby. Following Closing, if any payment that should be properly payable to either of Buyers as contemplated by this Agreement is inadvertently, incorrectly or otherwise received by or made payable to either of Sellers or any of their Affiliates, then Sellers shall, or Sellers shall cause such Affiliates to, immediately pay such amounts to, or endorse any check received, as necessary, to the appropriate Buyer. For avoidance of doubt, any payment received following the Closing Date related to the Practice, or the services rendered by or on behalf of Sellers (whether or not for services previously rendered), shall belong to and remitted to Buyers.

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Article VI

Indemnification

Section 6.01         Indemnification By Sellers. Sellers, jointly and severally, shall defend, indemnify and hold harmless Buyers, their Affiliates and their respective shareholders, directors, officers, managers, members, employees, independent contractors, parents, subsidiaries, successors and assigns from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including attorneys’ fees and disbursements, arising from or relating to:

(a)          any inaccuracy in or breach of any of the representations or warranties of Sellers contained in this Agreement or any document to be delivered hereunder or in connection herewith;

(b)          any and all claims of third parties made based upon facts alleged that, if true, would have constituted such an inaccuracy or breach;

(c)          any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Sellers pursuant to this Agreement or any document to be delivered hereunder or in connection herewith;

(d)           the ownership of the Purchased Assets or the operation of the Business prior to the Closing;

(e)          any negligence, malpractice, action or omission of either of Sellers or any of Sellers’ respective employees, independent contractors, or any other person acting under either of Sellers’ control or supervision prior to or as of Closing;

(f)          the Excluded Liabilities (regardless of the reason or legal theory used to impose any such liability on Buyers, including without limitation, as a result of operation of law, application of any law, statute, regulation, court or administrative decision, or other legal doctrine);

(g)          any fact, event or circumstance occurring or arising prior to the Closing Date in connection with Sellers, the Practice or the Purchased Assets; or

(h)          any fact, event or circumstance arising in connection with or related to the Pending Actions referenced in Section 3.17, including, without limitation, the Chapter 11 Case.

Section 6.02         Indemnification By Buyers. Buyers shall defend, indemnify and hold harmless Sellers, their Affiliates and their respective shareholders, directors, officers and employees from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including attorneys’ fees and disbursements, arising from or relating to:

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(a)          any inaccuracy in or breach of any of the representations or warranties of Buyers contained in this Agreement or any document to be delivered hereunder; or

(b)          any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyers pursuant to this Agreement or any document to be delivered hereunder.

Section 6.03         Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the other party (the “Indemnifying Party”). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a person or entity who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including, but not limited to, settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed).

Section 6.04         Tax Treatment of Indemnification Payments. All indemnification payments made by Sellers under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for tax purposes, unless otherwise required by law.

Article VII

Miscellaneous

Section 7.01         Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 7.02         Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.02):

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If to Sellers:	Hani “Sam” Tadros, D D.S.
2184 Laurence Drive
Clearwater, FL 33764
Facsimile: (727) 535-5599
E-mail: shtadros@yahoo.com
Attention: Hani “Sam” Tadros, D D.S.

with a copy to:	Buddy D. Ford, P.A.
115 N. MacDill Avenue
Tampa, FL 33609-1521
Facsimile: (813) 877-5543
E-mail: jonathan@tampaesq.com
Attention: Jonathan A. Semach, Esquire

If to SMFL:	Sebring Management FL, LLC
1400 Cattlemen Road
Sarasota, FL 34232
Facsimile: (941) 377-0719
E-mail: lwa@sebringsoft.com
Attention: Leif W. Andersen

If to OGPA:	Alan D. Shoopak, D.M.D.
Orthodontic Group, P.A.
3001 Executive Drive, Suite 180
Clearwater, FL 33762
Facsimile: (727) 561-0999
E-mail: shoocorp@fl4braces.com and shooo1@aol.com
Attention: Alan D. Shoopak, D.M.D., President

With a copy (in the case of	Avila Rodriguez Hernandez Mena & Ferri, LLP
SMFL and OGPA)	2525 Ponce de Leon Blvd., Suite 1225
Coral Gables, FL 33134
Facsimile: (305) 779-3561
E-mail: mrodriguez@arhmf.com
Attention: Manuel M. Rodriguez

Section 7.03         Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 7.04         Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 7.05         Survival. All representations, warranties, covenants and agreements contained herein and all related rights to indemnification shall survive the Closing.

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Section 7.06         Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and the documents to be delivered hereunder, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 7.07         Cumulative Remedies. The rights and remedies provided in this Agreement, including but not limited to those set forth in Article VI, are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise. Notwithstanding anything to the contrary contained in this Agreement or otherwise, to the extent that either of Sellers owes any amount to either of Buyers, Buyers shall be permitted to offset such amount against any amounts due from either of Buyers to either of Sellers including but not limited to any payments due under the Promissory Notes; provided, however, that if Sellers do not agree with the amount being offset by Buyers, Buyers shall pay such amount in dispute to a mutually agreeable third party to hold in escrow until the dispute over such amount is resolved. The parties shall act in good faith and expeditiously to resolve any amounts regarding offsets.

Section 7.08         Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 7.09         No Third-party Beneficiaries. Except as provided in Article VI, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.10         Effect of Investigation. Rights to indemnification or other remedies based on the representations, warranties, covenants and agreements contained herein of a party hereto will not be affected by any investigation conducted by another party hereto with respect to, or any knowledge acquired by such other party at any time, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement.

Section 7.11         Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

Section 7.12         Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

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Section 7.13         Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction).

Section 7.14         Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in Tampa, Florida or the courts of the State of Florida located in Sarasota, Florida, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

Section 7.15         Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 7.16         Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 7.17         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

IGCD:

Implant, General & Cosmetic Dentistry of Tampa Bay, P.A., a Florida corporation

By:
Hani “Sam” Tadros, D.D.S., President

DENTIST:

Hani “Sam” Tadros, D.D..S.

SMFL:

Sebring Management FL, LLC, a Florida limited liability company

By:	Sebring Software, Inc., a Nevada corporation

By:
Leif Andersen, President

OGPA:

Alan D. Shoopak, D.M.D. Orthodontic Group, P.A., a Florida corporation

By:
Alan D. Shoopak, President

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Exhibit “A-1”

Professional Assets Promissory Note

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PROMISSORY NOTE

Original Issue Date: December ___, 2013

Principal Amount: $100,000.00 (USD)

FOR VALUE RECEIVED, Alan D. Shoopak, D.M.D. Orthodontic Group, P.A., a Florida professional corporation (“Maker”), located at 3001 Executive Drive, Suite 180, Clearwater, FL 33762, promises to pay to Hani “Sam” Tadros, D.D.S. (“Holder”), at 1960 East Bay Dr., Largo, FL, or at such other location as Holder may designate from time to time in a written notice provided to Maker, the principal amount of One Hundred Thousand and 00/100 DOLLARS ($100,000.00) (the “Principal Amount”), upon the terms and conditions specified below. This Promissory Note is issued as of the date set forth above (the “Original Issue Date”) pursuant to an Asset Purchase Agreement (the “Purchase Agreement”) by and among Holder, Implant, General & Cosmetic Dentistry of Tampa Bay, P.A., a Florida corporation (“IGCD”), Sebring Management FL, LLC, a Florida limited liability company (“SMFL”) and Maker. Capitalized terms used but not otherwise defined in this Note shall have the meanings ascribed thereto in the Purchase Agreement.

1.          Interest; Repayment; Form of Payments.

(a)          The outstanding Principal Amount of this Note shall bear interest at a rate equal to 6.25% per annum, which interest shall be computed on a 365-day year basis.

(b)          Beginning on the date that is one calendar month from the date of this Note and on each one month anniversary thereafter (i.e. monthly) Maker shall make a total of twelve (12) equal principal and interest payments of $8,618.14.

(c)          Unless otherwise specified, all payments shall be made in lawful money of the United States of America at the address of Holder set forth above, or at such other place as Holder may from time to time designate in writing to Maker. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to the Principal Amount.

2.          Prepayment. Maker may prepay all or any portion of the Principal Amount and accrued and unpaid interest, in whole or in part, without penalty.

3.          Events of Default. The term “Event of Default”, wherever used in this Note, shall mean any one of the following events:

(a)          any failure to make any payment of principal or interest on this Note on the date it becomes due and payable (whether by acceleration or otherwise), which failure is not cured within fifteen (15) days after written notice of such default is sent by Holder;

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(b)          Maker shall: (i) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due; (ii) apply for, consent to or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for Maker or any property thereof, or make a general assignment for the benefit of creditors; (iii) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for Maker or for a substantial part of the property thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days; (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, in respect of Maker and, if any such case or proceeding is not commenced by Maker, such case or proceeding shall be consented to or acquiesced in by Maker or shall result in the entry of an order for relief or shall remain for 60 days undismissed; or (v) take any action authorizing, or in furtherance of, any of the foregoing.

4.          Remedies. Upon the occurrence of an Event of Default hereunder, Holder may, at its option, (a) declare the entire unpaid principal balance of this Note, together will all accrued and unpaid interest thereon and all other amounts payable hereunder, immediately due and payable, and (b) exercise any and all rights and remedies available to Holder under applicable law, including, without limitation, the right to collect from Maker all sums due under this Note. The remedies of Holder shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Holder, and may be exercised as often as occasion therefor shall arise.

5.          Cost of Collection.         Maker shall pay all costs of collection, including reasonable and documented attorneys’ fees, on failure to pay any principal or interest when due on this Note. Reasonable attorneys’ fees are defined to include, but not be limited to, all fees and costs incurred in all matters of collection and enforcement, construction and interpretation, before, during and after suit, trial, proceedings and appeals, as well as appearances in and connected with any bankruptcy proceedings or creditors’ reorganization or similar proceedings, or which arise without filing suit.

6.          Setoff. Notwithstanding anything to the contrary, Maker shall have the right to set off against the Principal Amount and the accrued interest thereon any amounts that are or become payable by Holder or its Affiliates to Maker, SMFL or their respective Affiliates, including any such amounts arising under the indemnification provisions of the Purchase Agreement, and such set off shall not constitute an Event of Default or breach of this Note or the Purchase Agreement; provided, however, to the extent that Holder disputes the amount of such set off, at the time payments are otherwise due hereunder Maker shall pay such set off amount to a mutually agreeable third party to be held until Holder and Maker mutually agree upon, or a court of competent jurisdiction directs, the distribution of such set of amount and the distribute(s) thereof.

7.          Waivers.         Maker waives protest, demand, presentment and notice of dishonor, notice of the maturity, nonpayment, and all requirements necessary to hold it liable as Maker.

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8.          Amendment. This Note may be amended or a provision hereof waived only in a writing signed by both Maker and Holder. Failure by Holder, at any time, to exercise any of Holder’s options or rights hereunder or to accelerate the debt upon an Event of Default hereunder, shall not be construed as (i) a novation of this Note; (ii) a waiver of the right of Holder to thereafter insist upon strict compliance with the terms of this Note; or (iii) a bar to exercise any of Holder’s options or rights at a later date. No waiver of any default or Event of Default hereunder shall operate as a waiver of any other default or Event of Default hereunder. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of any subsequent right, remedy or recourse as to a subsequent event. Time is of the essence with regard to this Note. No delay or omission on the part of Holder in exercising any right or remedy shall operate as a waiver thereof and no single or partial exercise by Holder of any right or remedy shall preclude any other or future exercise thereof or the exercise of any other right or remedy.

9.          Severability. The unenforceability or invalidity of any provision or provisions of this Note as to any Person, entity, or circumstance shall not render that provision or those provisions unenforceable or invalid as to any other provisions or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

10.         Interest Savings Clause. If any interest payment (or other payment which is deemed by law to be interest) due hereunder is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall instead be deemed a payment of principal and applied against the Principal Amount.

11.         Assignment. This Note is not assignable by Holder without Maker’s written consent, which consent may be withheld in Maker’s sole and absolute discretion.

12.         Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses set forth in the Purchase Agreement (or at such other address for a party as shall be specified in a notice given in accordance with the Purchase Agreement).

13.         Legal Matters. The validity, construction, enforcement, and interpretation of this Note are governed by the laws of the State of Florida, without regard to principles of conflict of laws. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in Tampa, Florida or the courts of the State of Florida located in Sarasota, Florida, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

14.         Entire Agreement. This Note contains the entire understanding of the parties with respect to the subject matter hereof and thereof supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

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15.         Documentary Stamps.         Holder shall pay all necessary documentary stamp taxes due on the obligation evidenced by this Note.

16.         Waiver of Jury Trial. THE MAKER AND THE HOLDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ACCEPTING THIS NOTE.

[Signature Page Follows]

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IN WITNESS HEREOF, this Note has been executed by Maker and delivered to Holder as of the date first above written.

Alan D. Shoopak, D.M.D. Orthodontic Group, P.A.

By:
Alan D. Shoopak, D.M.D., President

Sebring Software, Inc. hereby guarantees the timely payment obligations of Maker in accordance with the terms of this Note.

Sebring Software, Inc., a Nevada corporation

By:
Leif Andersen, President

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Exhibit “A-2”

Operating Assets Promissory Note

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This note and THE SHARES OF COMMON STOCK INTO WHICH THIS NOTE IS CONVERTIBLE (COLLECTIVELY, THE “NOTE SECURITIES”) have not been registered under the Securities Act of 1933, as amended (the “Act”), or the securities laws of any state, and have been issued in reliance on exemptions from registration thereunder. The NOTE securities May not be offered, sold, pledged or otherwise transferred without registration under the Act or under any applicable state securities laws, unless the SEBRING (as defined below) receives an opinion of counsel satisfactory to the SEBRING that an exemption from such registration is available. THE SHARES OF COMMON STOCK INTO WHICH THIS NOTE IS CONVERTIBLE ARE SUBJECT TO THE RESTRICTIONS IMPOSED BY THAT CERTAIN SHARE RESTRICTION AGREEMENT BETWEEN SEBRING, HOLDER AND THE OTHER PARTIES REFERENCED THEREIN DATED AS OF THE DATE HEREOF.

PROMISSORY NOTE

Original Issue Date: December ___, 2013

Principal Amount: $255,593.73 (USD)

FOR VALUE RECEIVED, Sebring Management FL, LLC, a Florida limited liability company (“Maker”), located at 1400 Cattlemen Road, Sarasota, FL 34232, promises to pay to Implant, General & Cosmetic Dentistry of Tampa Bay, P.A., a Florida corporation (“Holder”), located at 1960 East Bay Dr., Largo, FL, or at such other location as Holder may designate from time to time in a written notice provided to Maker, the principal amount of Two Hundred Fifty Five Thousand Five Hundred and Ninety Three Dollars and Seventy Three Cents ($255,593.73) (the “Principal Amount”), upon the terms and conditions specified below. This Promissory Note is issued as of the date set forth above (the “Original Issue Date”) pursuant to an Asset Purchase Agreement (the “Purchase Agreement”) by and among Maker, Holder, Hani “Sam” Tadros, D.D.S. and Alan D. Shoopak, D.M.D. Orthodontic Group, P.A., a Florida corporation (“OGPA”). Capitalized terms used but not otherwise defined in this Note shall have the meanings ascribed thereto in the Purchase Agreement.

1.          Interest; Repayment; Form of Payments.

(a)          The outstanding Principal Amount of this Note shall bear interest at a rate equal to 6.0% per annum, which interest shall be computed on a 365-day year basis.

(b)          Subject to Section 2 through Section 5 of this Note, (i) unless prior to the first (1st) year anniversary of the date of this Note, a Public Offering (as defined in Section 3 below) has occurred, then on the first (1st) year anniversary of the date of this Note and on each three month anniversary thereafter (i.e. quarter-annually) until the earlier of the Maturity Date (as defined below) or the date that the Public Offering occurs, Maker shall make principal and interest payments of $32,405.81; and (ii) the entire unpaid Principal Amount remaining outstanding and accrued but unpaid interest under this Note shall be due and payable on the third (3rd) anniversary of the Original Issue Date (the “Maturity Date”), unless the then outstanding Principal Amount and all accrued but unpaid interest thereon is earlier converted into shares of common stock (“Common Stock”) of Sebring Software, Inc., a Nevada corporation (“Sebring”), pursuant to Section 3 below.

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(c)          Unless otherwise specified, all payments shall be made in lawful money of the United States of America at the address of Holder set forth above, or at such other place as Holder may from time to time designate in writing to Maker. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to the Principal Amount.

2.          Prepayment. Maker may prepay all or any portion of the Principal Amount and accrued and unpaid interest, in whole or in part, without penalty.

3.          Conversion.

(a)          Mandatory Conversion. To the extent that a Public Offering (as defined below) closes on or before the first (1st) year anniversary of the date of this Note, then immediately following the closing of such Public Offering, all of the unpaid Principal Amount and accrued but unpaid interest thereon shall be automatically and immediately, and without any further action on the part of any Person, converted into a number of fully paid and non-assessable shares of Sebring’s Common Stock as is determined by dividing the sum of the unpaid Principal Amount and accrued but unpaid interest thereon by the Offering Price (as defined below). “Public Offering” means the first public offering of Sebring’s Common Stock registered under the Act following the Original Issue Date. “Offering Price” is the price per share of Common Stock paid by the underwriter to Parent for the shares sold to the underwriter in the Public Offering.

(b)          Optional Conversion. To the extent that a Public Offering does not close on or before the first (1st) anniversary of the date of this Note but a Public Offering closes before the third (3rd) anniversary of the date of this Note, then within ten (10) days following such Public Offering closing, Maker or Holder may elect to convert all of the unpaid Principal Amount and accrued but unpaid interest thereon by providing written notice to the other of such election. Immediately following delivery of such notice, and without any further action on the part of any Person, all of the unpaid Principal Amount and accrued but unpaid interest thereon shall be automatically converted into a number of fully paid and non-assessable shares of Sebring’s Common Stock as is determined by dividing the sum of the unpaid Principal Amount and accrued but unpaid interest thereon by the Offering Price.

(c)          Fractional Shares. If the conversion of this Note in accordance with this Section 3 would result in the issuance of a fraction of any share or other security, then Maker shall round such fraction of a share or other security down to the nearest whole share or other security. If a fractional share or other security arises upon any conversion of this Note, Maker shall eliminate such fractional share or security by paying Holder the amount computed by multiplying the fractional interest by the Offering Price.

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(d)          Termination of Conversion Rights. Notwithstanding anything to the contrary, upon payment of the entire Principal Amount under this Note, all of the conversion rights provided for in this Note shall automatically and immediately terminate.

(e)          Certificates. Within 10 business days after a conversion as provided in this Section 3, Maker shall deliver to Holder a certificate evidencing the total shares of Common Stock purchased, in the name of Holder. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to Holder for any documentary, stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates. Maker covenants and agrees that all shares of Common Stock which may be issued upon the conversion of the Note will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges (other than taxes in respect of any transfer occurring contemporaneously with such issuance).

(f)          Reservation of Shares Issuable Upon Conversion. Sebring covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note and payment of interest on this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than Holder, not less than such aggregate number of shares of the Common Stock as shall be issuable upon the conversion of the Principal Amount of this Note and accrued interest hereunder.

4.          Events of Default. The term “Event of Default”, wherever used in this Note, shall mean any one of the following events:

(a)          any failure to make any payment of principal or interest on this Note on the date it becomes due and payable (whether by acceleration or otherwise), which failure is not cured within fifteen (15) days after written notice of such default is sent by Holder;

(b)          Maker fails to observe or perform any other covenant or agreement contained in this Note, which failure is not cured within thirty (30) days after written notice of such default is sent by Holder, provided that if the failure is such that it can be corrected, but not within such 30 days, it will not constitute an Event of Default if Maker takes corrective action upon such notice and diligently pursues such cure until the failure is corrected; and

(c)          Maker shall: (i) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due; (ii) apply for, consent to or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for Maker or any property thereof, or make a general assignment for the benefit of creditors; (iii) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for Maker or for a substantial part of the property thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days; (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, in respect of Maker and, if any such case or proceeding is not commenced by Maker, such case or proceeding shall be consented to or acquiesced in by Maker or shall result in the entry of an order for relief or shall remain for 60 days undismissed; or (v) take any action authorizing, or in furtherance of, any of the foregoing.

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5.          Remedies. Upon the occurrence of an Event of Default hereunder, Holder may, at its option, (a) declare the entire unpaid principal balance of this Note, together will all accrued and unpaid interest thereon and all other amounts payable hereunder, immediately due and payable, and (b) exercise any and all rights and remedies available to Holder under applicable law, including, without limitation, the right to collect from Maker all sums due under this Note. The remedies of Holder shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Holder, and may be exercised as often as occasion therefor shall arise.

6.          Cost of Collection.         Maker shall pay all costs of collection, including reasonable and documented attorneys’ fees, on failure to pay any principal or interest when due on this Note. Reasonable attorneys’ fees are defined to include, but not be limited to, all fees and costs incurred in all matters of collection and enforcement, construction and interpretation, before, during and after suit, trial, proceedings and appeals, as well as appearances in and connected with any bankruptcy proceedings or creditors’ reorganization or similar proceedings, or which arise without filing suit.

7.          Setoff. Notwithstanding anything to the contrary, Maker shall have the right to set off against the Principal Amount and the accrued interest thereon any amounts that are or become payable by Holder or its Affiliates to Maker, OGPA or their respective Affiliates, including any such amounts arising under the indemnification provisions of the Purchase Agreement, and such set off shall not constitute an Event of Default or breach of this Note or the Purchase Agreement; provided, however, to the extent that Holder disputes the amount of such set off, at the time payments are otherwise due hereunder Maker shall pay such set off amount to a mutually agreeable third party to be held until Holder and Maker mutually agree upon, or a court of competent jurisdiction directs, the distribution of such set of amount and the distribute(s) thereof.

8.          Waivers.         Maker waives protest, demand, presentment and notice of dishonor, notice of the maturity, nonpayment, and all requirements necessary to hold it liable as Maker.

9.          Amendment. This Note may be amended or a provision hereof waived only in a writing signed by both Maker and Holder. Failure by Holder, at any time, to exercise any of Holder’s options or rights hereunder or to accelerate the debt upon an Event of Default hereunder, shall not be construed as (i) a novation of this Note; (ii) a waiver of the right of Holder to thereafter insist upon strict compliance with the terms of this Note; or (iii) a bar to exercise any of Holder’s options or rights at a later date. No waiver of any default or Event of Default hereunder shall operate as a waiver of any other default or Event of Default hereunder. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of any subsequent right, remedy or recourse as to a subsequent event. Time is of the essence with regard to this Note. No delay or omission on the part of Holder in exercising any right or remedy shall operate as a waiver thereof and no single or partial exercise by Holder of any right or remedy shall preclude any other or future exercise thereof or the exercise of any other right or remedy.

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10.         Severability. The unenforceability or invalidity of any provision or provisions of this Note as to any Person, entity, or circumstance shall not render that provision or those provisions unenforceable or invalid as to any other provisions or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

11.         Interest Savings Clause. If any interest payment (or other payment which is deemed by law to be interest) due hereunder is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall instead be deemed a payment of principal and applied against the Principal Amount.

12.         Assignment. This Note is not assignable by Holder without Maker’s written consent, which consent may be withheld in Maker’s sole and absolute discretion.

13.         Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses set forth in the Purchase Agreement (or at such other address for a party as shall be specified in a notice given in accordance with the Purchase Agreement).

14.         Legal Matters. The validity, construction, enforcement, and interpretation of this Note are governed by the laws of the State of Florida, without regard to principles of conflict of laws. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in Tampa, Florida or the courts of the State of Florida located in Sarasota, Florida, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

15.         No Rights as a Stockholder. Nothing contained in this Note shall be construed as conferring upon Holder or any other Person the right to vote or to consent or to receive notices as a stockholder in respect of meetings of stockholders of Maker or any other matters or any rights whatsoever as a stockholder of Maker, and no dividends shall be payable or accrued in respect of this Note or the interest represented hereby or the Common Stock obtainable hereunder, until, and only to the extent that, this Note shall have been converted.

16.         Entire Agreement. This Note contains the entire understanding of the parties with respect to the subject matter hereof and thereof supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

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17.         Documentary Stamps.    Holder shall pay all necessary documentary stamp taxes due on the obligation evidenced by this Note.

18.         Waiver of Jury Trial. THE MAKER AND THE HOLDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ACCEPTING THIS NOTE.

[Signature Page Follows]

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IN WITNESS HEREOF, this Note has been executed by Maker and delivered to Holder as of the date first above written.

Sebring Management FL, LLC, a Florida limited liability company

By: Sebring Software, Inc., a Nevada corporation,
Manager

By:
Leif Andersen, President

Sebring Software, Inc. hereby guarantees the timely payment obligations of Maker in accordance with the terms of this Note.

Sebring Software, Inc., a Nevada corporation

By:
Leif Andersen, President

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Exhibit “B”

Bill of Sale – Professional Assets

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BILL OF SALE FOR THE PROFESSIONAL ASSETS

THIS BILL OF SALE FOR THE PROFESSIONAL ASSETS is given effective as of December ___, 2013 (the “Effective Date”) to Alan D. Shoopak, D.M.D. Orthodontic Group, P.A., a Florida professional corporation (“Buyer”) by Implant, General & Cosmetic Dentistry of Tampa Bay, P.A., a Florida professional corporation (“IGCD”) and Hani “Sam” Tadros, D.D.S. (“Dentist,” and collectively with IGCD, the “Sellers”).

WITNESSETH:

In consideration of the sum of TEN and 00/100 Dollars ($10.00) and for other good and valuable consideration paid to Sellers by Buyer as set forth in that certain Asset Purchase Agreement, dated as of the Effective Date, by and among the parties to this Bill of Sale and Sebring Management FL, LLC (the “Purchase Agreement”), the receipt and sufficiency of which are hereby acknowledged, Sellers, hereby sell, convey, assign, transfer and deliver to Buyer all of the Professional Assets of Sellers, as such term is defined in the Purchase Agreement, including, but not limited to, those listed on Exhibit “A” attached hereto and incorporated herein by reference, to have and to hold the Professional Assets in fee simple forever. Capitalized terms not defined in this Bill of Sale for the Professional Assets or the Exhibit shall have the meaning ascribed to them in the Purchase Agreement.

Sellers covenant and agree that the Professional Assets are free from known defects, and that Sellers are the lawful owners of the Professional Assets, free from all liens and encumbrances. Sellers have the right to sell and convey the same in fee simple. Sellers will warrant and defend title to the same for the benefit of Buyer against the lawful claims of all persons whomsoever.

(Signatures Are on the Following Page)

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IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed the day and year first above written.

SELLER

IGCD
Implant, General & Cosmetic
Dentistry of Tampa Bay, P.A.,
a Florida professional corporation

By:
Name: Hani “Sam” Tadros, D.D.S.
Title: President

SELLER

Dentist

Hani “Sam” Tadros, D.D.S.

BUYER

Alan D. Shoopak, D.M.D.
Orthodontic Group, P.A., a Florida
professional corporation

By:
Name: Alan D. Shoopak, D.M.D.
Title: President

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EXHIBIT “A”

Professional Assets

(a)          all patient records, lists, charts and files (including, without limitation, all dental charts, clinical records, ledgers, x-rays, photographs, slides, lab models, financial and all insurance records and other patient information (in all forms and media)) for all patients of Sellers, the Practice, or both;

(b)          all marketing, advertising, signage, and other promotional information and material (in all forms and media) including, without limitation, “Yellow Pages” advertisements, letterhead, logos, business cards and fee schedules;

(c)          all Intellectual Property and intangible property and confidential Practice information;

(d)          all rights, benefits and interests under the contracts and agreements for provision of dentistry or orthodontic services including without limitation, contracts with patients, third-party payors, dentists or other professionals and other contracts, agreements, commitments, understandings, purchase orders, documents and/or licenses and permits to which either of Sellers is a party or pursuant to which either of Sellers has any rights, in each case, that Sellers have agreed to assign and OGPA has expressly agreed to assume in writing;

(e)          all amounts prepaid for services and Accounts Receivable of Sellers;

(f)          all assignable rights to all telephone lines, numbers, facsimile numbers, electronic mail addresses and passwords used, or under the control of Sellers, in connection with the Practice;

(g)          all other assets and properties used by, or useful in the operation of, the Practice (other than the Excluded Assets) that are not being sold by Sellers to, and purchased by, SMFL; and

(h)          all goodwill associated with the Practice, Sellers and their patients, employees, contractors and agents.

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Exhibit “C”

Bill of Sale – Operating Assets

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BILL OF SALE FOR THE OPERATING ASSETS

THIS BILL OF SALE FOR THE OPERATING ASSETS is given effective as of December ___, 2013 (the “Effective Date”) to Sebring Management FL, LLC, a Florida limited liability company (“Buyer”) by Implant, General & Cosmetic Dentistry of Tampa Bay, P.A., a Florida professional corporation (“IGCD”) and Hani “Sam” Tadros, D.D.S. (“Dentist,” and collectively with IGCD, the “Sellers”).

WITNESSETH:

In consideration of the sum of TEN and 00/100 Dollars ($10.00) and for other good and valuable consideration paid to Sellers by Buyer as set forth in that certain Asset Purchase Agreement, dated as of the Effective Date, by and among the parties to this Bill of Sale and Alan D. Shoopak, D.M.D. Orthodontic Group, P.A. (the “Purchase Agreement”), the receipt and sufficiency of which are hereby acknowledged, Sellers, hereby sell, convey, assign, transfer and deliver to Buyer all of the Operating Assets of Sellers, as such term is defined in the Purchase Agreement, including, but not limited to, those listed on Exhibit “A” attached hereto and incorporated herein by reference, to have and to hold the Operating Assets in fee simple forever. Capitalized terms not defined in this Bill of Sale for the Operating Assets or the Exhibit shall have the meaning ascribed to them in the Purchase Agreement.

Sellers covenant and agree that the Operating Assets are free from known defects, and that Sellers are the lawful owners of the Operating Assets, free from all liens and encumbrances. Sellers have the right to sell and convey the same in fee simple. Sellers will warrant and defend title to the same for the benefit of Buyer against the lawful claims of all persons whomsoever.

(Signatures Are on the Following Page)

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IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed the day and year first above written.

SELLER

IGCD

Implant, General & Cosmetic
Dentistry of Tampa Bay, P.A.,a Florida professional corporation

By:
Name: Hani “Sam” Tadros, D.D.S.
Title: President

SELLER

Dentist

Hani “Sam” Tadros, D.D.S.

BUYER

Sebring Management FL, LLC, a
Florida limited company

By: Sebring Software, Inc., a
Nevada corporation, Manager

By:
Leif Andersen, President

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EXHIBIT “A”

Operating Assets

(a)          All tangible assets, including, but not limited to, furniture, fixtures, equipment, instruments, tools, computer hardware and software, leasehold improvements and all other tangible personal property, and replacement items therefor, used or useful in the operation of the Practice (including, without limitation, all of the items described on Section 1.02(a) of the Disclosure Schedules);

(b)          all inventories of Sellers, including, but not limited to, all dental and clinical supplies and instruments, pharmaceuticals, inventory, paper goods, raw materials, work-in-process, finished goods, demonstration equipment, parts, packaging materials and other products, materials, or accessories related thereto that are held at, or are on order or are in transit from or to, the locations at which the Practice is conducted or that are used, or held or on order for used by Sellers;

(c)          all of the contracts, leases, licenses, permits, consents and other agreements related to the Practice to which either of Sellers is a party, or pursuant to which either of Sellers has any rights, to the extent that the foregoing are set forth on Section 1.02(c) of the Disclosure Schedules and SMFL has expressly agreed to assume such in writing;

(d)          all manufacturer and vendor warranties in connection with the Operating Assets; and

(e)          all business files, books and records, ledgers, and all other operating data and records relating to the Practice, including without limitation financial, accounting and credit records, correspondence, budgets, engineering, inspection and facility records and other similar documents and records (in all media and forms).

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Exhibit “D”

Independent Contractor Agreement

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PROFESSIONAL SERVICES AGREEMENT

This Professional Services Agreement (the “Agreement”) is entered into effective as of December ___, 2013 (the “Effective Date”) by and between HANI "SAM" TADROS, D.D.S., (“DENTIST”) and ALAN D. SHOOPAK, D.M.D., ORTHODONTIC GROUP, P.A., (“SHOOPAK”).

WITNESSETH:

WHEREAS, SHOOPAK is a Florida professional corporation that owns and operates a dental practice located at 1890 SW Health Parkway, Suite 104, Naples, Florida 34109;

WHEREAS, DENTIST is a dentist licensed to practice dentistry in the State of Florida;

WHEREAS, SHOOPAK is desirous of engaging DENTIST as an Independent Contractor practicing as a dentist based upon the terms, provisions, and conditions hereinafter set forth are hereby agreed to by SHOOPAK and DENTIST.

1.           Definition of Dental Services: The dental services to be performed by DENTIST for SHOOPAK as an Independent Contractor include but are not limited to: (i) services personally furnished by DENTIST for individual patients of SHOOPAK; (ii) services that contribute directly to the diagnosis or treatment of individual patients; and (iii) services that ordinarily require performance by an dentist, and include services that are defined as Dental Services to patients in the Medicare program.

DENTIST will determine the method, details, and means of performing the above-described services. SHOOPAK has the right to control or direct only the result of the work and not the means and methods of accomplishing the result. SHOOPAK shall not interfere with DENTIST’s performance of his obligations pursuant to this Agreement.

2.           Representations and Warranties of Dentist: Dentist represents and warrants that DENTIST is and will continue to be throughout the term of this Agreement:

a.           duly licensed and in good standing to practice dentistry in the State of Florida;

b.           in compliance with all standard practices and policies of SHOOPAK whether or not set out in writing and with applicable State and Federal laws and regulations and professional standards;

c.           in possession of all customary controlled substance registration certificates to the extent required by State or Federal law;

d.           not the subject of any investigation or proceedings by any entity related to DENTIST’s practice of dentistry regarding:

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1.          the suspension, revocation, restriction, reduction or withdrawal of medical staff membership or privileges or the voluntary relinquishment thereof;

2.          the arrest, indictment or conviction of a felony crime;

3.          the commission of an act of moral turpitude or impairment due to alcohol or drug use;

4.          the commission of professional misconduct; or

5.          exclusion from participation in any federal or state healthcare program.

3.          DENTIST’S Professional Duties: During the term of this Agreement, DENTIST, as a dentist performing as a general and cosmetic dentist, shall be engaged as an independent contractor at the practice locations by SHOOPAK. The responsibilities of DENTIST which shall be performed by DENTIST’s include but are not limited to:

a.           Practice general and cosmetic dentistry at the practice location as scheduled.

DENTIST may also be required to render services on an as-needed basis for emergency care of patients.

b.           Provide the timely and continuous completion of appropriate records relating to all professional services rendered by DENTIST hereunder and all reports, claims, and correspondence necessary or appropriate to services rendered under this Agreement and in accordance with all laws, regulations and rules. The records shall be integrated with SHOOPAK’s business records, and maintained at the office where the services are rendered and shall belong solely to SHOOPAK;

c.           Perform all services in a manner consistent with SHOOPAK’S standard operating policies, whether or not written, and commensurate with the prevailing professional standard of care;

d.           Comply with and participate in the requirements, if any, of Medicare, Medicaid, and other state and federal medical assistance programs and third party payors from which SHOOPAK receives reimbursement or other compensation;

e.           Cooperate with Alan D. Shoopak, D.M.D. President of SHOOPAK and the SHOOPAK management team to effectively manage the offices in question;

f.            Perform all of DENTIST’s duties and obligations under this Agreement with due diligence, due care, in good faith, and in compliance with all laws, rules, regulations, and accreditation standards.

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g.           Professional Dress Code: DENTIST shall at all times dress in a professional manner, and shall wear a lab coat when seeing patients. The lab coat is to be supplied by SHOOPAK.

4.             DENTIST’s Administrative Duties: DENTIST, as an Independent Contractor, shall provide the following administrative services in addition to those that may be requested of him by SHOOPAK from time to time, including but not limited to, obtaining and maintaining accreditation as a dentist and DENTIST’s license to practice dentistry, the investigation and reporting to Alan D. Shoopak, D.M.D. or a member of the SHOOPAK management team of any complaints that have been made (or facts, events or circumstances that have occurred that could give rise to a complaint) and the results of DENTIST’s investigation regarding said complaints (or facts, events or circumstances), and participating in the State of Florida continuing education to maintain DENTIST’s accreditation as a dentist with a specialty in Orthodontics.

5.            Term: Subject to the terms and provisions hereof the DENTIST shall perform his dental and administrative services for a term of thirty six (36) months from the effective date hereof. This contract will automatically renew for successive twenty four (24) month periods unless (a) either party provides the other with written notice to the contrary no later than 30 days prior to the expiration of the initial term or any renewal term; or (b) otherwise terminated pursuant to the terms listed in Section 14: Termination.

6.             Compensation; Days DENTIST to Perform Services: For all services performed by DENTIST as an Independent Contractor under this Agreement, SHOOPAK shall pay DENTIST as follows:

A sum equal to THIRTY PERCENT (30%) of DENTIST’s gross collected production to be paid every two weeks in accordance with SHOOPAK’s normal pay schedule. For the avoidance of doubt, the gross collected production shall not include the payment of supplies and lab fees, as it is the intention of the parties that said costs and expenses be paid by SHOOPAK.

Additional compensation:

In addition to the compensation set forth above, DENTIST will receive stock of Sebring Software, Inc. in an amount equal to a value of Five per cent (5%) of collected revenue from revenues collected for work done at the practice in specialties (not including Orthodontics) other than those historically practiced by DENTIST for overseeing, assisting and coordinating such work. Such stock will be transferred annually within 30 days after the close of the fiscal year.

Also in addition to the compensation set forth above, for as long as DENTIST is employed by SHOOPAK, DENTIST will be reimbursed a sum equal to ½ of his annual Malpractice Insurance premium, up to a maximum of $2000/year.

During the first three (3) years of this Agreement, DENTIST shall provide services hereunder not less than four (4) days per week, which shall include not less than three (3) full patient days and shall be based on forty seven (47) weeks per year.

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Upon renewal, during the second and third years of this Agreement, DENTIST shall provide services hereunder not less than three (3) days per week, based on forty seven (47) weeks per year.

Notwithstanding the above, if DENTIST’s patient load increases, DENTIST agrees to work additional days to cover the need provided by such increase, or to otherwise arrange to cover such increase in a manner meeting SHOOPAK’s approval, which approval will not be unreasonably withheld.

7.            DENTIST is an Independent Contractor of SHOOPAK: Throughout the term and course of the engagement of DENTIST by SHOOPAK as herein provided for, DENTIST acknowledges that DENTIST is an Independent Contractor and as such DENTIST will be responsible to maintain and pay for DENTIST’s malpractice insurance (which insurance shall name SHOOPAK as an additional insured), hospitalization insurance, dental insurance, disability insurance, life insurance, all professional fees for the annual renewal of DENTIST’s professional license, income taxes and payroll taxes, if any. DENTIST will not be paid by SHOOPAK for any time that DENTIST does not act as a dentist in the practice as a result of time off taken by him. Any time off to be taken by DENTIST from DENTIST’s day to day activities as an dentist as herein provided for shall be made known to Alan D. Shoopak, D.M.D. or a member of the SHOOPAK management team and approved by them in advance. If DENTIST intends to take time off from practicing as a dentist and wants to ensure that DENTIST is not scheduled to work during such time off, DENTIST must provide SHOOPAK or a member of the SHOOPAK management team with at least sixty (60) days prior written notice in order for SHOOPAK to take into account such requested time off.

8.            Exclusive Relationship: DENTIST, as an Independent Contractor of SHOOPAK, shall not act adversely to the interests of SHOOPAK but shall instead act to promote the dental care and treatment at the offices in question by promoting quality patient care. DENTIST shall make the SHOOPAK office DENTIST’s exclusive facility for the performance of dental services during the term of this Agreement, unless the parties hereto agree otherwise in writing.

9.            Billing for Services: DENTIST agrees to cooperate with the claims process established by SHOOPAK, agrees not to bill or collect for any professional services provided by DENTIST and hereby assigns to SHOOPAK the exclusive right to establish the charges and bill and collect all fees for all services rendered by DENTIST and other dentists and employees of the practices throughout the term of this Agreement.

10.          Limitations on DENTIST’S Authority: DENTIST agrees that all hiring and firing of employees and dentists, pay raises and scheduling of work to be performed by dentists and employees shall be the sole responsibility of SHOOPAK. SHOOPAK retains the right to make the ultimate decision regarding the aforesaid.

DENTIST specifically agrees that DENTIST will not hire any additional or associate dentist for the practice location without the prior written consent of SHOOPAK.

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DENTIST acknowledges that DENTIST will not have any position on SHOOPAK’S Board of Directors, will not be an officer of SHOOPAK, and will not have any voting rights in SHOOPAK.

11.         Limitation on Opening and Operating Independent Dental Practices by DENTIST: DENTIST shall not during the term of this Agreement own any interest in, operate or be employed as an employee or Independent Contractor by any dental office other than at the practice location.

12.         Ownership Of Business Assets: All business and clinical forms, marketing materials, and telephone numbers used by the practices are and shall remain the exclusive property of SHOOPAK. At such time as this Agreement is terminated in accordance with the provisions hereof, DENTIST shall have no right, title or interest in and to any of the aforesaid properties or assets.

13.         Inventory and Supplies: DENTIST agrees that all ordering of dental supplies will be consistent with the usual and customary practice for the ordering of said supplies and the cost of said supplies. In the event that DENTIST wants to order supplies at a cost in excess of ten (10%) percent more than the past cost of these supplies DENTIST shall obtain the prior written consent of SHOOPAK to order these supplies.

14.         Termination:

a.           For Cause: By SHOOPAK. SHOOPAK may terminate this Agreement in the event of a breach by DENTIST of any of DENTIST’s representations, warranties or covenants or upon DENTIST’s failure to fulfill his duties as specified in this Agreement or the breach of any obligation required by this Agreement, but only if DENTIST does not cure within thirty (30) days after SHOOPAK gives to DENTIST written notice of such breach. The notice shall include the specific provision(s) of this Agreement that have been breached.

Notwithstanding the foregoing, this Agreement may be terminated automatically and immediately in the sole and absolute discretion of SHOOPAK (the following is not intended to be an exhaustive list of provisions):

(i) upon the loss, voluntary or involuntary, relinquishment or limitation of ORTHODONTIST’s privileges to practice dentistry or the specialty of orthodontics in the State of Florida;

(ii) upon DENTIST’s death;

(iii) if DENTIST is totally disabled and such total disability lasts for four (4) months or longer;

(iv) if DENTIST institutes any action against SHOOPAK, Alan D. Shoopak, D.M.D. or any member of the SHOOPAK management team;

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(v) if DENTIST fails or is unable to secure malpractice insurance coverage throughout the course of DENTIST’s performance as an Dentist (naming SHOOPAK as an additional insured) with coverage of at least $1,000,000 per occurrence/$3,000,000 aggregate;

(vi) if DENTIST fails to or is unable to comply with and participate in the requirements of each insurance company and third party payor from which SHOOPAK receives reimbursement or compensation;

(vii) if it is determined by Alan D. Shoopak, D.M.D. that DENTIST’S dental services are below or otherwise not consistent with the current standard of care for dental services; or

(viii) at the discretion of SHOOPAK in the event that DENTIST is in breach of any of DENTIST’s representations, warranties or covenants in this Agreement which are not capable of being cured within thirty (30) days after DENTIST is given written notice of breach (provided that DENTIST shall not have the opportunity to cure the same or similar breach more than one time during any twelve month period);

**THIS LIST ABOVE IS NOT MEANT TO BE, AND IS NOT, EXHAUSTIVE

b.           Without Cause: By either Party. Notwithstanding anything herein to the contrary, this Agreement may be terminated by DENTIST by providing SHOOPAK ninety (90)         days prior written notice of termination, and may be terminated by SHOOPAK by providing DENTIST sixty (60) days prior written notice of termination.

c.           Survival of Certain Obligations After Termination. After termination of this Agreement, whether with or without cause, or by the passage of time, the obligations of confidentiality, and of indemnification (for pre-termination acts or omissions), and as to other matters, if any, as may be reasonable and just to protect the interests of the Parties as intended by this Agreement, shall continue and otherwise survive such termination.

15.         Indemnification: DENTIST agrees to defend, indemnify and hold harmless SHOOPAK and its officers, directors, employees, agents and representatives from and against any and all liabilities or losses, including reasonable attorney fees, arising out of DENTIST’s alleged breach of the terms and provisions of this Agreement, or any other act or omission of DENTIST.

16.         Notices: All Notices required to be given pursuant to this Agreement shall be in writing and shall be deemed to have been delivered three (3) days after deposit in the United States Mail, First Class, Postage Pre-Paid, or on the date of hand-delivery, or date of email when addressed to a party as follows:

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TO SHOOPAK:	Dr. Alan Shoopak, President
Alan D. Shoopak, D.M.D., Orthodontic Group, P.A.
13535 Feather Sound Drive, Suite 220
Clearwater, Florida 33762
Email: Shooo1@aol.com

TO DENTIST:	Hani “Sam” Tadros, D.D.S.
2184 Laurence Drive
Clearwater, FL 33764
Facsimile: (727) 535-5599
E-mail: shtadros@yahoo.com

Any change of address shall be effective five (5) days after delivery of such notice in the manner herein provided.

17.         Assignment: This Agreement is for the personal services of DENTIST and neither DENTIST nor SHOOPAK have the right or ability to assign or transfer any of the rights and benefits or obligations herein provided for.

18.         Rights In Property:

a.           All personal property, including without limitation, all supplies, equipment facilities, furnishings, patient charts, patient records, and patient information are and shall remain the sole property of SHOOPAK.

b.           The parties acknowledge that:

(i)          the provision by SHOOPAK of secretarial support, computer equipment, and office space and supplies, is dependent upon and related solely to the provision by DENTIST of the services described in this Agreement;

(ii)         DENTIST has no right to such secretarial support, computer equipment, or office space and supplies except in connection with the services performed by DENTIST under the terms of this Agreement;

(iii)        except pursuant to prior written approval of SHOOPAK, DENTIST shall not engage in direct purchasing or otherwise contract for or incur any liability on behalf of SHOOPAK.

c.           If DENTIST dies during the terms of this Agreement SHOOPAK shall promptly pay any amounts owed to him to DENTIST’s estate.

19.         Limitation on Use of Shoopak Premises, Property and Personnel: DENTIST shall not use SHOOPAK’S property, personnel or any part of the premises or resources of SHOOPAK except to fulfill the purposes, terms and provisions of this Agreement. Upon reasonable notice and consistent with the provisions for termination set out herein, DENTIST shall forthwith vacate SHOOPAK’S premises and remove all of DENTIST’s possessions upon termination of this Agreement.

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20.         Waiver: No waiver of any breach of any provision of this Agreement shall be construed to be a waiver of any breach of any other provision of this Agreement or of any succeeding breach of the same provision. The failure of delay of SHOOPAK to exercise or enforce any rights, powers, or remedies hereunder shall not operate as a waiver of such rights, powers, and remedies.

21.         Confidentiality:

a.           As used in this Agreement, the term “Confidential Information” means information relating to the operation, marketing, or short or long-term planning of SHOOPAK, including, without limitation, patient information and other client information, medical and business records, billing information, procedures, plans, specifications, methods, protocols, and inventions (patentable and unpatentable) as well as peer review, performance improvement, risk management, and other professional and organizational technical, business or commercial data or information.

DENTIST will have access to Confidential Information in connection with DENTIST’s performance of this Agreement. DENTIST specifically agrees and understands that the confidentiality provisions herein set forth are inserted for the direct benefit and protection of SHOOPAK and that SHOOPAK may enforce those provisions as set forth below.

b.           DENTIST agrees that DENTIST will only use Confidential Information for the purpose of performing DENTIST’s duties under this Agreement, will maintain the Confidential Information in strict confidence, and will not reveal, directly or indirectly, whether during the terms of this Agreement or thereafter, Confidential Information to any person, firm, or corporation without SHOOPAK’s prior written consent. DENTIST agrees to refrain from such acts and omissions, which would reduce the value of the Confidential Information that comes to DENTIST’s attention in connection with DENTIST’S work for SHOOPAK. The aforesaid is not intended to limit the use of Confidential Information by DENTIST in carrying out DENTIST’s obligations under this Agreement.

c.           All tangible Confidential Information and other documentation supplied either directly or indirectly in connection with this Agreement, including without limitation, all copies thereof or reproductions or drawings made therefrom, shall remain the property of SHOOPAK and shall be returned immediately upon the expiration of reasonable time to conclude the work contemplated herein or upon the presentation of a written request by SHOOPAK.

d.           the parties recognize and agree that in the event the provisions of this Agreement relating to the Confidential Information are breached or threatened to be breached by DENTIST, the extent of actual damages sustained by SHOOPAK will be difficult to ascertain, although great and irreparable and that compensation at law will be inadequate. Therefore, the parties express agree that SHOOPAK shall have the right, by posting a bond of $1,000.00 with the court, to injunctive relief for breach or threatened breach of such provisions, in addition to any other legal or equitable remedies that may be available. DENTIST shall indemnify and hold SHOOPAK harmless with respect to all of SHOOPAK’s costs and expenses (including attorney fees, expenses and costs) in enforcing the covenants set forth in this Section.

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22.         Non-Competition Covenant: The Parties acknowledge that as an Independent Contractor/dentist/orthodontist, DENTIST will have access to valuable, confidential business and professional and patient care information relating to SHOOPAK, the disclosure or misappropriation of which would cause harm to SHOOPAK. DENTIST, practicing DENTIST’s specialty as a dentist, hereby agrees that beginning on the Effective Date and ending on the later of the third anniversary of the Effective Date or one year following the termination of DENTIST’s independent contractor relationship with SHOOPAK, for any or no reason, with or without cause, DENTIST shall not (a) become an employee or independent contractor of any orthodontic group, engage as an employee, independent contractor or owner in any orthodontic practice, or render directly or indirectly any dental practice management services anywhere within five (5) miles of the SHOOPAK dental offices herein described (or any replacement location provided that such replacement location is within 3 miles of the existing office location which it is replacing); or (b) solicit, directly or indirectly, any of the staff or orthodontists employed by SHOOPAK, nor any patient of either of the practice locations. If any provision of this section is deemed invalid, in whole or in part, it shall be curtailed, whether as to time, area covered or otherwise, as and to the extend required for its validity under applicable law and, as so curtailed, shall be enforceable.

The parties recognize and agree that in the event the provisions of this Section are breached or threatened to be breached by Dentist, the extent of actual damages sustained by SHOOPAK will be difficult to ascertain, although great and irreparable, and that compensation at law will be inadequate. Therefore, the parties expressly agree that SHOOPAK shall have the right, by posting a bond of $1,000.00 with the court, to injunctive relief for breach or threatened breach of such provisions, in addition to any other legal or equitable relief that may be available. DENTIST shall indemnify, defend and hold SHOOPAK harmless with respect to all of SHOOPAK’s costs and expenses (including attorney fees, expenses and costs) in enforcing the covenants set forth in this Section.

23.         Entire Agreement: This Agreement together with all exhibits attached hereto constitutes the entire Agreement of the parties and supersedes all prior agreements, contracts and understandings, either written or otherwise, between the parties relating to this subject matter. The provisions of this Agreement will control in the event of any ambiguity or conflict with SHOOPAK Policies as they now exist or hereafter may be amended or created.

24.         Severability: In the event any provision of this Agreement is held to be unenforceable for any reason, the unenforceability thereof shall not affect the remainder of this Agreement which shall remain in full force and effect and enforceable.

25.         Governing Law; Binding Effects: This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of Florida, excluding its choice of law provisions. All duties and obligations of the parties pursuant to this Agreement are performable in the counties where the practices are located. The parties hereby irrevocably consent and submit to the exclusive jurisdiction and venue of any state or federal court of Pinellas County, Florida over any suit, action litigation, or proceeding arising out of, relating to, in connection with, or by reason of this Agreement and hereby waive an objection they may now or hereafter have to the venue of such suit, action, litigation, or proceeding. This Agreement shall inure to the benefit of and is intended to be binding upon the parties as provided herein, and their successors.

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If counsel is retained to enforce the terms and provisions of this Agreement and/or as a result of a breach of this Agreement and, in due course, suit is filed based on a breach of the terms and provisions of this Agreement, then the prevailing party will be entitled to recover, in addition to compensable damages, a reasonable attorney’s fee for the services of the prevailing parties’ counsel, which fee shall include any appellate services, costs and charges of counsel.

26. Titles; Gender: Section titles or captions contained in this Agreement are inserted only for convenience and reference and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision hereof. Whenever the context so requires the masculine gender includes the feminine and/or neuter, and the singular number includes the plural

27.         Execution: This Agreement and its amendments may be executed in duplicate and each of the executed duplicates will be deemed an original.

28.         Amendment: This Agreement may only be amended in writing, signed by both of the parties hereto.

IN WITNESS WHEREOF the parties have executed this Agreement on the date and year indicated below:

INDEPENDENT CONTRACTOR	ALAN D. SHOOPAK, D.M.D.,
ORTHODONTIC GROUP, P.A.

HANI "SAM" TADROS, D.D.S.	ALAN D. SHOOPAK, D.M.D. PRESIDENT

Dated:	Dated:

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Exhibit “E”

Sale Order

[See Attached]

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